EXHIBIT 2.1 Execution Version _______________________________________________________________ STOCK PURCHASE AGREEMENT between NAUTILUS, INC. and TRUE FITNESS TECHNOLOGY, INC. dated as of October 14, 2020 _______________________________________________________________

Execution Version TABLE OF CONTENTS ARTICLE I DEFINITIONS ........................................................................................................... 5  ARTICLE II PURCHASE AND SALE ....................................................................................... 15  Section 2.01  Purchase and Sale ..................................................................................... 15  Section 2.02  Purchase Price and Adjustment ................................................................ 16  Section 2.03  Transactions to be Effected at the Closing ............................................... 19  Section 2.04  Closing ...................................................................................................... 21  ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER ................................ 21  Section 3.01  Organization and Authority of Seller ........................................................ 21  Section 3.02  Organization, Authority and Qualification of the Company and Operating Subsidiary ............................................................................................ 21  Section 3.03  Capitalization ............................................................................................ 22  Section 3.04  No Subsidiaries ......................................................................................... 23  Section 3.05  No Conflicts; Consents ............................................................................. 23  Section 3.06  Financial Statements ................................................................................. 23  Section 3.07  Undisclosed Liabilities.............................................................................. 24  Section 3.08  Absence of Certain Changes, Events and Conditions ............................... 24  Section 3.09  Material Contracts ..................................................................................... 25  Section 3.10  Title to Assets; Real Property ................................................................... 26  Section 3.11  Intellectual Property .................................................................................. 28  Section 3.12  Insurance ................................................................................................... 29  Section 3.13  Legal Proceedings; Governmental Orders ................................................ 29  Section 3.14  Compliance With Laws; Permits .............................................................. 29  Section 3.15  Environmental Matters.............................................................................. 30  Section 3.16  Employee Benefit Matters ........................................................................ 31  Section 3.17  Employment Matters ................................................................................. 33

Section 3.18  Taxes ......................................................................................................... 34  Section 3.19  Brokers ...................................................................................................... 36  Section 3.20  Product Liabilities and Warranties ............................................................ 36  Section 3.21  Inventory ................................................................................................... 37  Section 3.22  Accounts Receivable ................................................................................. 37  Section 3.23  Customers and Suppliers........................................................................... 38  Section 3.24  No Other Representations and Warranties ................................................ 38  ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER ................................. 38  Section 4.01  Organization and Authority of Buyer ....................................................... 38  Section 4.02  No Conflicts; Consents ............................................................................. 39  Section 4.03  Investment Purpose ................................................................................... 39  Section 4.04  Brokers ...................................................................................................... 39  Section 4.05  Sufficiency of Funds ................................................................................. 39  Section 4.06  Legal Proceedings ..................................................................................... 39  Section 4.07  Independent Investigation ......................................................................... 39  ARTICLE V COVENANTS ......................................................................................................... 40  Section 5.01  Resignations .............................................................................................. 40  Section 5.02  Employees; Benefit Plans ......................................................................... 40  Section 5.03  Director and Officer Indemnification and Insurance ................................ 41  Section 5.04  Books and Records ................................................................................... 42  Section 5.05  Public Announcements ............................................................................. 43  Section 5.06  Further Assurances.................................................................................... 43  Section 5.07  Certain Tax Matters .................................................................................. 43  Section 5.08  Attorney-Client Privilege .......................................................................... 48  Section 5.09  Sale of International Assets ...................................................................... 48  2

Section 5.10  Product Warranty and Leasing .................................................................. 49  Section 5.11  Inventory Sell Down Arrangements ......................................................... 49  Section 5.12  Releases..................................................................................................... 49  Section 5.13  Non-Solicitation ........................................................................................ 50  ARTICLE VI INDEMNIFICATION ........................................................................................... 51  Section 6.01  Survival ..................................................................................................... 51  Section 6.02  Indemnification By Seller ......................................................................... 52  Section 6.03  Indemnification By Buyer......................................................................... 52  Section 6.04  Certain Limitations ................................................................................... 53  Section 6.05  Indemnification Procedures ...................................................................... 54  Section 6.06  Tax Treatment of Indemnification Payments ........................................... 56  Section 6.07  Exclusive Remedies .................................................................................. 57  Section 6.08  Satisfaction of Indemnification Claims .................................................... 57  ARTICLE VII MISCELLANEOUS ............................................................................................. 57  Section 7.01  Expenses ................................................................................................... 57  Section 7.02  Notices ...................................................................................................... 58  Section 7.03  Interpretation ............................................................................................. 58  Section 7.04  Headings ................................................................................................... 59  Section 7.05  Severability ............................................................................................... 59  Section 7.06  Entire Agreement ...................................................................................... 59  Section 7.07  Successors and Assigns ............................................................................. 59  Section 7.08  No Third-Party Beneficiaries .................................................................... 59  Section 7.09  Amendment and Modification; Waiver .................................................... 59  Section 7.10  Governing Law; Submission to Jurisdiction; Waiver of Jury Trial .......... 60  Section 7.11  Specific Performance ................................................................................ 61  3

Section 7.12  Counterparts .............................................................................................. 61  Section 7.13  Non-recourse ............................................................................................. 61  4

STOCK PURCHASE AGREEMENT This Stock Purchase Agreement (this “Agreement”), dated as of October 14, 2020, is entered into between Nautilus, Inc., a Washington corporation (“Seller”), and True Fitness Technology, Inc., a Missouri corporation (“Buyer”). Recitals WHEREAS, Seller owns all of the issued and outstanding shares of common stock, par value $0.001 per share (the “Shares”), of OF Holdings, Inc., a Delaware corporation (the “Company”); and WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Shares, subject to the terms and conditions set forth in this Agreement; NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: ARTICLE I DEFINITIONS The following terms have the meanings specified or referred to in this ARTICLE I: “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Accounting Principles” has the meaning set forth in Section 1.01(a) of the Disclosure Schedules. “Accounting Referee” has the meaning set forth in Section 5.07(e). “Agreement” has the meaning set forth in the preamble. “Annual Financial Statements” has the meaning set forth in Section 3.06. “Assignment” means the assignment and assumption agreement in substantially the form attached hereto as Exhibit A, pursuant to which Seller assigns to the Operating Subsidiary those certain agreements to which Seller is the contract party as listed in Section 3.09(a) to the Disclosure Schedules (unless otherwise noted therein). “Balance Sheet” has the meaning set forth in Section 3.06. “Balance Sheet Date” has the meaning set forth in Section 3.06. 5

“Base Purchase Price” has the meaning set forth in Section 2.02(a). “Benefit Plan” has the meaning set forth in Section 3.16(a). “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York are authorized or required by Law to be closed for business. “Buyer” has the meaning set forth in the preamble. “Buyer Warranty and Leasing Obligations” has the meaning set forth in Section 5.10. “Buyer’s Accountants” means Mueller Prost LC, or another qualified accounting firm selected by Buyer. “Buyer Benefit Plans” has the meaning set forth in Section 5.02(b). “Buyer’s Fundamental Warranties” has the meaning set forth in Section 6.01(a). “CARES Act” means the Coronavirus Aid, and Economic Security Act, Pub. L. 116- 136, and applicable rules and regulations thereunder. “Cash and Cash Equivalents” means all cash and cash equivalents of the Company and the Operating Subsidiary, determined in accordance with GAAP, including checks and other wire transfers and drafts deposited or available for the account of the Company or the Operating Subsidiary, any credit card clearing receivables or other undeposited funds (to the extent not captured within Current Assets), marketable securities, security deposits or other deposits in banks or other financial institutions of any kind, short term investments, liquid instruments, petty cash, certificates of deposit or any other cash equivalent, but excluding issued but uncleared checks and drafts or cash in cash escrow accounts, insurance deposits, custodial cash, security deposits and customer deposits, including cash posted to support letters of credit, performance bonds or other similar obligations and deposits with third parties. “CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq. “Closing” has the meaning set forth in Section 2.04. “Closing Cash and Cash Equivalents” has the meaning set forth in Section 2.02(a)(i). “Closing Date” has the meaning set forth in Section 2.04. “Closing Date Payment Amount” has the meaning set forth in Section 2.02(b)(ii). “Closing Indebtedness” has the meaning set forth in Section 2.02(a)(ii). “Closing Statement” has the meaning set forth in Section 2.02(c). 6

“Closing Transaction Expenses” has the meaning set forth in Section 2.02(a)(iii). “Closing Working Capital” means, on a consolidated basis, (a) the Current Assets, less (b) the Current Liabilities, determined as of 11:59 p.m. (Pacific Time) on the day immediately preceding the Closing Date (assuming, for this purpose, that the transfer of the assets and assumption of liabilities under the UK Asset Agreement has occurred at that time). “Consolidated Returns” means any and all Tax Returns of the Seller Group. “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder. “Common Stock” has the meaning set forth in Section 3.03(a). “Company” has the meaning set forth in the recitals. “Company Continuing Employee” has the meaning set forth in Section 5.02(a). “Company Netherlands Employees” means each of Iris Hartendorp, Rogier Nederlof, Leo Schreduers and Arjen Vander Giessen. “Company Intellectual Property” has the meaning set forth in Section 3.11(b). “Confidentiality Agreement” means the Confidentiality Agreement, dated as of July 8, 2020, between Buyer and Seller. “Current Assets” means the current assets of the Company and the Operating Subsidiary, together with the current assets transferred to Buyer or its designee pursuant to the UK Asset Agreement, but excluding (a) Cash and Cash Equivalents, (b) deferred Tax assets and other income Tax assets, determined in accordance with the Accounting Principles, and (c) all Schwinn AirDyne Inventory. “Current Liabilities” means the current liabilities of the Company and the Operating Subsidiary, together with the current liabilities assumed by Buyer or its designee pursuant to the UK Asset Agreement, but excluding (a) any amounts of Indebtedness and (b) deferred Tax liabilities and other Tax liabilities, determined in accordance with the Accounting Principles. “Data Room” means the electronic documentation site established by William Blair, L.L.C., on behalf of Seller containing the documents set forth in the index included in Section 1.01(b) of the Disclosure Schedules. “Deductible” has the meaning set forth in Section 6.04(a). “Direct Claim” has the meaning set forth in Section 6.05(c). “Disclosure Schedules” means the Disclosure Schedules delivered by Seller and Buyer concurrently with the execution and delivery of this Agreement. “Disputed Amounts” has the meaning set forth in Section 2.02(d)(iii). 7

“Dollars or $” means the lawful currency of the United States. “Employees” means those individual Persons employed by the Company and the Operating Subsidiary immediately prior to the Closing. “Encumbrance” means any lien, pledge, mortgage, deed of trust, security interest, option to purchase or lease, right of first offer or refusal, buy-sell agreement, defect in title, security interest, charge, claim, easement, condition, right-of-way, encroachment, building or use restriction, conditional sales agreement, title retention agreement, restriction on transfer, voting agreement, voting trust, proxy, preemptive right (whether statutory or contractual), member/shareholder or similar agreement, or other restriction or encumbrance of any kind, whether voluntarily incurred or arising by operation of law, including any agreement to give any of the foregoing in the future. “Environmental Claim” means any action, suit, claim, investigation or other legal proceeding by any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials or other pollutant or requiring clean-up under any Environmental Laws; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit. “Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq. “Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit. 8

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder. “Escrow Agreement” means an agreement in substantially the form attached hereto as Exhibit B. “Escrow Agent” means First American Title Insurance Company. “Estimated Closing Cash and Cash Equivalents” has the meaning set forth in Section 2.02(b)(i). “Estimated Closing Indebtedness” has the meaning set forth in Section 2.02(b)(i). “Estimated Closing Statement” has the meaning set forth in Section 2.02(b)(i). “Estimated Closing Transaction Expenses” has the meaning set forth in Section 2.02(b)(i). “Estimated Closing Working Capital” has the meaning set forth in Section 2.02(b)(i). “Estimated Working Capital Adjustment” has the meaning set forth in Section 2.02(b)(ii). “FCPA” has the meaning set forth in Section 3.14(c). “Financial Statements” has the meaning set forth in Section 3.06. “GAAP” means United States generally accepted accounting principles in effect on the date hereof. “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority, or any arbitrator, court or tribunal of competent jurisdiction. “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority. “Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing 9 materials, urea formaldehyde foam insulation and polychlorinated biphenyls and per and poly fluoroalkyl substances. “Indebtedness” means, collectively, without duplication and with respect to the Company or the Operating Subsidiary, all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services and all conditional sale obligations of the Company or the Operating Subsidiary (other than Current Liabilities to the extent taken into account in the calculation of Closing Working Capital), (c) long or short-term obligations evidenced by notes, bonds, debentures or other similar instruments; (d) obligations under any interest rate, currency swap or other hedging agreement or arrangement; (e) reimbursement obligations under any letter of credit, banker’s acceptance or similar credit transactions; (f) all obligations for borrowed money secured by any Encumbrance on any property or asset of the Company or the Operating Subsidiary; (g) obligations for which the Company or the Operating Subsidiary are directly or indirectly responsible or liable on behalf of any third party, as obligor, guarantor, surety or otherwise, in respect of obligations of the kind referred to in the foregoing clauses (a) through (g); and (h) any unpaid interest, prepayment penalties, premiums, costs and fees that would arise or become due as a result of the prepayment of any of the obligations referred to in the foregoing clauses (a) through (g). For the avoidance of doubt, the definition of “Indebtedness” excludes any obligations of the Company and the Operating Subsidiary related to (x) product warranty or service, (y) any item described in (g) above that would not be required to be disclosed on a balance sheet prepared in accordance with GAAP, and (z) any contingent liabilities or obligations, such as those referenced in the financial statements of Company, the Operating Subsidiary or the Seller (including, but not limited to, any vendor recourse obligations). “Indemnified Party” has the meaning set forth in Section 6.04. “Indemnifying Party” has the meaning set forth in Section 6.04. “Independent Accountant” has the meaning set forth in Section 2.02(d)(iii). “Insurance Policies” has the meaning set forth in Section 3.12. “Intellectual Property” has the meaning set forth in Section 3.11(a). “Interim Balance Sheet” has the meaning set forth in Section 3.06. “Interim Balance Sheet Date” has the meaning set forth in Section 3.06. “Interim Financial Statements” has the meaning set forth in Section 3.06. “International Assets” means the assets and the liabilities described in the International Asset Agreements. “International Asset Agreements” means the Netherlands Asset Agreement and the UK Asset Agreement. 10

“International Company Affiliates” means each of (i) U.S. Octane Fitness Limited, a company organized under the Laws of Hong Kong; (ii) Octane Fitness International B.V., a company organized under the Laws of the Netherlands; and (iii) Octane Fitness UK, Ltd. a company organized under the Laws of England and Wales. “Inventory” means all inventories of materials, goods, parts, components, merchandise, raw materials, packaging materials, pallets (to the extent included in the cost of goods sold), wrapping, supplies and similar items of the Company, the Operating Subsidiary, together with the inventory to be transferred by the International Company Affiliates to the Buyer or its designee pursuant to the International Asset Agreements, held for resale or in transit and all work-in-process, goods in transit, finished goods and products, including unusable finished goods at a quality or return location to the extent accounted for in the obsolescence reserve, wrapping, supply and packaging items and similar items, in each case wherever the same may be located, and all bills of lading, warehouse receipts or documents of title relating to, covering or evidencing any right, title, interest or claim in or to any of the foregoing. “Knowledge of Seller or Seller’s Knowledge” or any other similar knowledge qualification, means the actual knowledge of those persons listed on Section 1.01(c) of the Disclosure Schedules. “Law” means any statute, law, ordinance, regulation, rule, code, Governmental Order, constitution, treaty, common law, judgment, decree, other requirement or rule of law issued, enacted, promulgated, entered into, imposed or otherwise put into effect by or under the authority of any Governmental Authority. “Leases” has the meaning set forth in Section 3.10(b). “License Agreements” has the meaning set forth in Section 2.03(a)(viii). “Losses” means all losses, damages, liabilities, costs or expenses, obligations, payments, recoveries, fines, penalties, judgments, settlements, demands, claims of any kind, interest or expenses (including reasonable attorneys’ fees and expenses, costs of investigation and defense) but excluding punitive, exemplary, special or consequential damages; provided, that “Losses” shall include (i) punitive damages in the case of gross negligence, reckless disregard, willful misconduct, fraud or to the extent such damages are awarded to a third party pursuant to a Third- Party Claim, and (ii) consequential damages, to the extent reasonably foreseeable. “Major Customers and Suppliers” has the meaning set forth in Section 3.23. “Material Adverse Effect” means any event, occurrence, fact, condition or change (or combination of the foregoing) that has had or is reasonably expected to have a materially adverse effect upon (a) the business, results of operations, financial condition or assets of the Company and the Operating Subsidiary, taken as a whole, or (b) the ability of Seller to consummate the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security 11 or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Buyer; (vi) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (vii) any natural or man-made disaster or acts of God; (viii) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); or (xi) any epidemic, pandemic or disease outbreak (including the Covid-19 and any related Governmental Order or other act or omission of a Government Authority) provided further, however, that any change, event, state of facts, circumstance, effect or development (or combination of the foregoing) set forth in the foregoing clauses may be taken into account in determining whether there has been or is a Material Adverse Effect if they have or are reasonably expected to have a disproportionate effect on the assets, liabilities, business, results of operations, condition (financial or otherwise) or prospects of the Company and the Operating Subsidiary, taken as a whole, relative to other Persons similarly situated. “Material Contracts” has the meaning set forth in Section 3.09(a). “Netherlands Asset Agreement” means an agreement in substantially the form attached hereto as Exhibit C. “Netherlands Escrow Amount” has the meaning set forth in Section 2.03(a)(i). “Operating Subsidiary” means Octane Fitness LLC, a Minnesota limited liability company. “Ordinary Course of Business” means the ordinary course of business consistent with past practice of the Company and the Operating Subsidiary, including with respect to quantity, frequency, duration and pricing, as applicable. “Organizational Documents” means, with respect to any Person, any charter, articles or certificate of incorporation, certificate of organization, registration or formation, certificate of partnership or limited partners, bylaws, operating agreement, limited liability company agreement or partnership agreement of such Person, and any other applicable documents relating to such Person’s formation, organization or entity governance matters (including any shareholders’ or equity holders’ agreement or voting trust agreement). “Permits” means all permits, licenses, franchises, approvals, certificates, authorizations and consents required to be obtained from Governmental Authorities. “Permitted Encumbrances” has the meaning set forth in Section 3.10(a). “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity. “Post-Closing Adjustment” has the meaning set forth in Section 2.02(c)(ii). 12

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date. “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date. “Purchase Price” has the meaning set forth in Section 2.02(a). “Qualified Benefit Plan” has the meaning set forth in Section 3.16(b). “Real Property” means the real property owned, leased or subleased by the Company or the Operating Subsidiary, together with all buildings, structures, facilities and improvements located thereon. “Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture). “Released Claims” has the meaning set forth in Section 5.09. “Representative” means, with respect to any Person, any and all directors, managers, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person. “Resolution Period” has the meaning set forth in Section 2.02(d)(ii). “Retention Amount” means Two Hundred Fifty Thousand Dollars ($250,000), which amount shall be reduced to Two Hundred Thousand Dollars ($200,000) on the first anniversary of the date on which the R&W Insurance Policy is issued. “Review Period” has the meaning set forth in Section 2.02(d)(i). “Required Consent” means the consent of Minnesota Industrial Properties Limited Partnership, as landlord under that certain Lease Agreement with the Operating Subsidiary dated as of September 15, 2010, as amended, to the consummation of the transactions contemplated by this Agreement, including its agreement that no amounts are payable to it, as landlord, pursuant to Section 14.3 of such Lease Agreement in connection therewith. “R&W Insurance Policy” means the buyer-side representation and warranty insurance policy to be issued by Dual Transactional Risk to Buyer on the terms and condition set forth on Exhibit D. “Schwinn AirDyne Inventory” has the meaning set forth in Section 5.11. 13

“Seller” has the meaning set forth in the preamble. “Seller Group” means (a) the affiliated group as defined in Section 1504(a) of the Code of which Seller is the common parent, and (b) with respect to each state, local or foreign jurisdiction in which Seller or its Subsidiaries files a consolidated, combined or unitary Tax Return and in which the Company is or is required to be included, the group with respect to which such Tax Return is filed. “Seller Released Party” and “Seller Released Parties” have the meanings set forth in Section 5.09. “Seller Releasing Party” and “Seller Releasing Parties” have the meanings set forth in Section 5.09. “Seller Warranty and Leasing Obligations” has the meaning set forth in Section 5.10. “Seller’s Accountants” means Grant Thornton LLP or another qualified accounting firm selected by the Seller. “Seller’s Fundamental Warranties” has the meaning set forth in Section 6.01(a) “Shares” has the meaning set forth in the recitals. “Specified Claims” means any claims for indemnification under Section 6.02(a) arising out of or relating to any of the following matters: (i) any failure to comply with any non-US Laws related to labor, employment, employee benefits, or the provision of services or any contractual agreements with respect to any non-US employees, contractors or other service providers; (ii) any failure to comply with the California Consumer Privacy Act; (iii) non- compliance with applicable import regulations and duties; (iv) any failure of any Benefit Plan to comply with the requirements of the Patient Protection and Affordable Care Act, and the regulations promulgated thereunder; or (v) Taxes. “Statement of Objections” has the meaning set forth in Section 2.02(d)(ii). “Straddle Period” means a taxable period that begins before and ends after the Closing Date. “Target Working Capital” means $11,300,000. “Tax” or “Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, escheat, unclaimed property, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, whether disputed or not, and whether arising by Law, equity, contract or otherwise. 14

“Tax Claim” has the meaning set forth in Section 5.07(f). “Tax Refund” has the meaning set forth in Section 5.07(l). “Tax Return” means any return (including returns for estimated Taxes), declaration, report, claim for refund, information return or statement or other document filed or required to be filed with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof. “Third-Party Claim” has the meaning set forth in Section 6.05(a). “Transaction Documents” means, collectively, this Agreement, the Assignment, the Escrow Agreement, the International Asset Agreements, the License Agreements, the Transition Services Agreement, and all other agreements and documents entered into, and certificates delivered, in connection with the transactions contemplated hereby. “Transaction Expenses” means all fees and expenses incurred by Seller, the Company or the Operating Subsidiary at or prior to the Closing in connection with, or in preparation for, the sale process, the preparation, negotiation and execution of this Agreement and the Transaction Documents to be entered into in connection herewith, and the performance and consummation of the transactions contemplated hereby and thereby, including (i) fees, commissions, director and officer insurance premiums, and investment banking, legal and, accounting or other advisory fees, costs and expenses incurred on or before the Closing Date and payable by the Company or the Operating Subsidiary in connection with the transactions contemplated by this Agreement (ii) and all transaction, change of control, stay, retention or “single trigger” payments payable to any of the consultants, directors, officers or other employees of the Company or the Operating Subsidiary payable as a result of the consummation of the transactions contemplated herein (but not including severance payments attributable to any such termination made by or at the direction of Buyer, the Company or the Operating Subsidiary at or following the Closing), including the aggregate amount of the employer portion of any payroll Taxes attributable to any of the foregoing. “Transition Services Agreement” has the meaning set forth in Section 2.03(a)(x). “UK Asset Agreement” means an agreement in substantially the form attached hereto as Exhibit E. “Undisputed Amounts” has the meaning set forth in Section 2.02(d)(iii). “Units” has the meaning set forth in Section 3.03(b). ARTICLE II PURCHASE AND SALE Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, for the consideration specified in Section 2.02, (a) Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in and to the Shares, and (b) Seller shall cause the International Company Affiliates to sell to Buyer or its designee, and 15

Buyer or its designee shall purchase from the International Company Affiliates, certain assets of the International Company Affiliates, in accordance with Section 5.09. Section 2.02 Purchase Price and Adjustment. (a) Purchase Price. The aggregate consideration to be paid for the Shares and the International Assets to be transferred under the International Asset Agreements will be US $25,000,000 (the “Base Purchase Price”), as adjusted in the following manner (the “Purchase Price”): (i) the Purchase Price will be increased by the amount of Cash and Cash Equivalents of the Company and the Operating Subsidiary as of 11:59 p.m. (Pacific time) on the day immediately preceding the Closing Date (the “Closing Cash and Cash Equivalents”); (ii) the Purchase Price will be decreased by the outstanding Indebtedness as of 11:59 p.m. (Pacific time) on the day immediately preceding the Closing Date (the “Closing Indebtedness”); (iii) the Purchase Price will be decreased by the amount of unpaid Transaction Expenses as of 11:59 p.m. (Pacific time) on the day immediately preceding the Closing Date (the “Closing Transaction Expenses”); and (iv) the Purchase Price will be either (A) increased by the amount, if any, by which the Closing Working Capital is greater than the Target Working Capital, or (B) decreased by the amount, if any, by which the Closing Working Capital is less than the Target Working Capital. (b) Closing Date Payment Amount. (i) Attached as Exhibit F is a statement setting forth Seller’s good faith estimate of (A) Closing Working Capital (the “Estimated Closing Working Capital”) and the resulting calculation of the Estimated Working Capital Adjustment, determined in accordance with Section 2.02(b)(ii), (B) Closing Cash and Cash Equivalents (the “Estimated Closing Cash and Cash Equivalents”), (C) Closing Indebtedness (the “Estimated Closing Indebtedness”), (D) Closing Transaction Expenses (the “Estimated Closing Transaction Expenses”), and (E) the resulting calculation of the Closing Date Payment Amount, determined in accordance with Section 2.02(b)(ii), which statement contains an estimated balance sheet of the Company and the Operating Subsidiary as of the Closing Date (without giving effect to the transactions contemplated herein), a calculation of Estimated Closing Working Capital and the resulting Estimated Working Capital Adjustment, Estimated Closing Cash and Cash Equivalents, Estimated Closing Indebtedness and Estimated Closing Transaction Expenses (the “Estimated Closing Statement”), and a certificate of the Chief Financial Officer of Seller that the Estimated Closing Statement was prepared in accordance with the Accounting Principles. 16

(ii) The “Closing Date Payment Amount” shall be an amount, as of the Closing, equal to (A) the Base Purchase Price, plus (B) the Estimated Closing Cash and Cash Equivalents, minus (C) the Estimated Closing Indebtedness, minus (D) the Estimated Closing Transaction Expenses, plus (E) an amount determined by subtracting the Target Working Capital from the Estimated Closing Working Capital (which amount may be a positive or a negative number, the “Estimated Working Capital Adjustment”). (c) Post-Closing Adjustment. (i) Within 60 days after the Closing Date, Buyer shall prepare and deliver to Seller a statement setting forth its calculation of (A) Closing Working Capital, (B) Closing Cash and Cash Equivalents, (C) Closing Indebtedness, (D) Closing Transaction Expenses (including stay bonuses paid through the 60- day period following the Closing Date), (E) the resulting calculation of the Purchase Price, determined in accordance with Section 2.02(a), and (F) the resulting calculation of the Post-Closing Adjustment, determined in accordance with Section 2.02(c)(ii), which statement shall contain the balance sheets of the Company and the Operating Subsidiary as of the Closing Date (without giving effect to the transactions contemplated herein), a calculation of Closing Working Capital, Closing Cash and Cash Equivalents, Closing Indebtedness and Closing Transaction Expenses (the “Closing Statement”) and a certificate of the Chief Financial Officer of Buyer that the Closing Statement was prepared in accordance with the Accounting Principles. (ii) The post-closing adjustment shall be an amount equal to the Purchase Price, determined in accordance with Section 2.02(d), minus the Closing Date Payment Amount (the “Post-Closing Adjustment”). If the Post-Closing Adjustment is a positive number, Buyer shall pay to Seller an amount equal to the Post-Closing Adjustment. If the Post-Closing Adjustment is a negative number, Seller shall pay to Buyer an amount equal to the Post-Closing Adjustment. (d) Examination and Review. (i) Examination. After receipt of the Closing Statement, Seller shall have 30 days (the “Review Period”) to review the Closing Statement. During the Review Period, Seller and Seller’s Accountants shall have full access to the books and records of the Company and the Operating Subsidiary, the personnel of, and work papers prepared by, Buyer and/or Buyer’s Accountants to the extent that they relate to the Closing Statement and to such historical financial information (to the extent in Buyer’s possession) relating to the Closing Statement as Seller may reasonably request for the purpose of reviewing the Closing Statement and to prepare a Statement of Objections (defined below), provided, that such access shall be in a manner that does not interfere with the normal business operations of Buyer, the Company or the Operating Subsidiary. 17

(ii) Objection. On or prior to the last day of the Review Period, Seller may object to the Closing Statement by delivering to Buyer a written statement setting forth Seller’s objections in reasonable detail, indicating each disputed item or amount and the basis for Seller’s disagreement therewith (the “Statement of Objections”). If Seller fails to deliver the Statement of Objections before the expiration of the Review Period, the Closing Statement and the Post-Closing Adjustment, as the case may be, reflected in the Closing Statement shall be deemed to have been accepted by Seller and shall be final and binding. If Seller delivers the Statement of Objections before the expiration of the Review Period, Buyer and Seller shall negotiate in good faith to resolve such objections within 30 days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the Post-Closing Adjustment and the Closing Statement with such changes as may have been previously agreed in writing by Buyer and Seller, shall be final and binding. (iii) Resolution of Disputes. If Seller and Buyer fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts” and any amounts not so disputed, the “Undisputed Amounts”) shall be submitted for resolution to the office of PricewaterhouseCoopers or, if PricewaterhouseCoopers is unable to serve, Buyer and Seller shall appoint by mutual agreement the office of an impartial nationally recognized firm of independent certified public accountants other than Seller’s Accountants or Buyer’s Accountants (the “Independent Accountants”) who, acting as experts and not arbitrators, shall resolve the Disputed Amounts only and make any adjustments to the Post-Closing Adjustment, as the case may be, and the Closing Statement. The parties hereto agree that all adjustments shall be made without regard to materiality. The Independent Accountants shall only decide the specific items under dispute by the parties and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Statement and the Statement of Objections, respectively. (iv) Fees of the Independent Accountants. The fees and expenses of the Independent Accountant shall be paid by Seller, on the one hand, and by Buyer, on the other hand, based upon the percentage that the amount actually contested but not awarded to Seller or Buyer, respectively, bears to the aggregate amount actually contested by Seller and Buyer. (v) Determination by Independent Accountants. The Independent Accountants shall make a determination as soon as practicable within 30 days (or such other time as the parties hereto shall agree in writing) after their engagement, and their resolution of the Disputed Amounts and their adjustments to the Closing Statement and/or the Post-Closing Adjustment shall be conclusive and binding upon the parties hereto. (vi) Payments of Post-Closing Adjustment. Except as otherwise provided herein, any payment of the Post-Closing Adjustment, together with 18 interest calculated as set forth below, shall (A) be due (x) within five Business Days of date on which the Closing Statement is deemed accepted or otherwise becomes final and binding, pursuant to clause (ii) above, or (y) if there are Disputed Amounts, then within five Business Days of the resolution described in clause (v) above; and (B) be paid by wire transfer of immediately available funds to such account as is directed by Buyer or Seller, as the case may be. (e) Adjustments for Tax Purposes. Any payments made pursuant to this Section 2.02 shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law. Section 2.03 Transactions to be Effected at the Closing. (a) At the Closing, Buyer shall: (i) Deliver US$800,000 (the “Netherlands Escrow Amount”) to the Escrow Agent to be held pursuant to the Escrow Agreement. (ii) pay that portion of the Estimated Closing Indebtedness and the Estimated Closing Transaction Expenses accounted for in wiring instructions contained in customary payoff letters or final invoices, respectively, delivered to Buyer prior to Closing, in accordance with such payoff letters or invoices; (iii) pay the Closing Date Payment Amount (less the Netherlands Escrow Amount), as adjusted in accordance with Section 2.02(b), by wire transfer of immediately available funds to one or more accounts designated in writing by Seller to Buyer no later than two Business Days prior to the Closing Date; (iv) deliver to Seller a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby. (v) deliver to Seller a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying the names and signatures of the officers of Buyer authorized to sign this Agreement and the other documents to be delivered hereunder. (vi) deliver to Seller the license agreements, duly executed in counterpart by Buyer in the forms attached hereto as Exhibit G (collectively, the “License Agreements”); (vii) deliver to Seller a Transition Services Agreement, duly executed in counterpart by Seller, in the form attached hereto as Exhibit H (the “Transition Services Agreement”); 19

(viii) deliver to Seller the International Asset Agreements, duly executed in counterpart by Buyer or its designee; (ix) deliver to Seller the Escrow Agreement, duly executed in counterpart by Buyer; and (x) deliver to Seller evidence that the Buyer has obtained the R&W Insurance Policy. (b) At the Closing, Seller shall deliver to Buyer: (i) one or more stock certificates evidencing the Shares, free and clear of all Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank; (ii) the International Asset Agreements, duly executed in counterpart by the International Company Affiliates, as applicable; (iii) a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby; (iv) a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying the names and signatures of the officers of Seller authorized to sign this Agreement and the other documents to be delivered hereunder; (v) the License Agreements, duly executed in counterpart by Seller; (vi) the Transition Services Agreement, duly executed in counterpart by Seller; (vii) the Escrow Agreement, duly executed in counterpart by Seller; (viii) the resignations referenced in Section 5.01; (ix) the fully-executed Required Consent; (x) evidence that the agreements listed on Section 3.09(a)(vi) of the Disclosure Schedules have been fully and finally terminated with respect to the Company and the Operating Subsidiary; and (xi) The Assignment, duly executed by Seller and the Operating Subsidiary. 20

Section 2.04 Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at a closing (the “Closing”) to be held at 10:00 a.m., Pacific time, on the date of this Agreement, at the offices of Lane Powell PC, 601 SW Second Avenue, Portland, Oregon 97204 or by teleconference, with the exchange of deliverables (in counterparts or otherwise), or at such other time or on such other date or at such other place as Seller and Buyer may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”; provided, however, that with respect to any matter relating to the assets to be transferred or liabilities to be assumed under the Netherlands Asset Agreement, including any liabilities relating to the Company Netherlands Employees, any and all references to the “Closing Date” or the date on which the “Closing” would otherwise occur shall be deemed to refer to the “Completion Date” as such term is defined in the Netherlands Asset Agreement). ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER Except as set forth in the Disclosure Schedules, Seller represents and warrants to Buyer that the statements contained in this ARTICLE III are true and correct as of the date hereof. Section 3.01 Organization and Authority of Seller. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the state of Washington. Seller has all necessary corporate power and authority to enter into this Agreement and each other Transaction Document to which it is a party, to carry out its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and the other Transaction Documents to which it is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement and each of the other Transaction Documents to which the Seller is a party have been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement and each such other Transaction Document constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Section 3.02 Organization, Authority and Qualification of the Company and Operating Subsidiary. (a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it is currently conducted. The Company is duly licensed or qualified to do business and is in good standing (or equivalent) in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. All corporate actions taken or to be taken by the Company in connection with 21 this Agreement and the other Transaction Documents will be duly authorized on or prior to the Closing. Complete and correct copies of the Organizational Documents of the Company have been provided by Seller to Buyer. (b) The Operating Subsidiary is a limited liability company duly formed and validly existing under the Laws of the State of Minnesota and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it is currently conducted. The Operating Subsidiary is duly licensed or qualified to do business and is in good standing (or equivalent) in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. All company actions taken and to be taken by the Operating Subsidiary in connection with this Agreement and the other Transaction Documents will be duly authorized on or prior to the Closing. Complete and correct copies of the Organizational Documents of the Company have been provided by Seller to Buyer. Section 3.03 Capitalization. (a) The authorized capital stock of the Company consists of 300,000 shares of common stock, par value $0.001 per share (“Common Stock”), of which 249,376 shares are issued and outstanding and constitute the Shares. All of the Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by Seller, free and clear of all Encumbrances, other than those Encumbrances set forth in Section 3.03(a) of the Disclosure Schedules. All of the Shares were granted, offered, sold and issued in compliance with all applicable securities Laws. (b) The capital structure of the Operating Subsidiary consists of 3,500,000 common membership interests, of which 3,028,063 common membership interests are issued and outstanding (the “Units”). All of the Units have been duly authorized, are validly issued, and are owned of record and beneficially by the Company, free and clear of all Encumbrances, other than those Encumbrances set forth in Section 3.03(b) of the Disclosure Schedules. All of the Units were granted, offered, sold and issued in compliance with all applicable securities Laws. (c) Other than as set forth in Section 3.03(c) of the Disclosure Schedules: (i) there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or the equity interests of the Operating Subsidiary obligating the Company or the Operating Subsidiary, as the case may be, to issue or sell any shares of capital stock of or any membership interests, or any other interest in, the Company or the Operating Subsidiary; (ii) neither the Company nor the Operating Subsidiary has any outstanding obligations to repurchase, redeem or otherwise acquire any of its equity interests; (iii) neither the Company nor the Operating Subsidiary has outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights, and (iv) there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares or Units. 22

Section 3.04 No Subsidiaries. The Company and the Operating Subsidiary do not own, or have any interest in, of record or beneficially, any shares, equity interests or voting interests or have an ownership interest in any other Person, other than the interests set forth in Section 3.04 of the Disclosure Schedules. The Company does not directly own, or have any interest in, any assets other than the Units and those rights with respect to the representative office in Taiwan set forth on Section 3.04 of the Disclosure Schedules. Section 3.05 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) result in a violation or breach of any provision of the Organizational Documents of Seller, the Company or the Operating Subsidiary; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller, the Company or the Operating Subsidiary; or (c) except as set forth in Section 3.05 of the Disclosure Schedules, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any Material Contract or Permit. Except as set forth in Section 3.05 of the Disclosure Schedules, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller, the Company or the Operating Subsidiary in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and such consents, approvals, Permits, Government Orders, declarations, filings or notices, in the aggregate, would not have a Material Adverse Effect if not obtained. Section 3.06 Financial Statements. Copies of the unaudited financial statements of the Company and the Operating Subsidiary, consisting of the consolidated balance sheet of the Company and the Operating Subsidiary and the International Company Affiliates as at December 31 in each of the years 2019 and 2018 and the related consolidated statement of income for the years then ended (the “Annual Financial Statements”), and unaudited financial statements consisting of the consolidated balance sheet of the Company, the Operating Subsidiary and the International Company Affiliates as at May 31, 2020 and the related consolidated statement of income for the five-month period then ended (the “Interim Financial Statements” and together with the Annual Financial Statements, the “Financial Statements”) are set forth in Section 3.06 of the Disclosure Schedules. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to year-end adjustments and the absence of notes. The Financial Statements were derived from, and are consistent with, the books and records of the Company, the Operating Subsidiary and the International Company Affiliates and fairly present in all material respects the consolidated financial condition of each the Company, the Operating Subsidiary and the International Company Affiliates as of the respective dates they were prepared and the results of the operations of the Company, the Operating Subsidiary and the International Company Affiliates for the periods indicated, all in conformity with GAAP, except in the case of the Interim Financial Statements, with respect to the absence of schedules and footnotes and year-end adjustments. The consolidated balance sheet of the Company, the Operating Subsidiary and the International Company Affiliates as of December 31, 2019, are referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date” and the consolidated balance sheet of the Company, the Operating Subsidiary and the International Company Affiliates as of May 31, 2020, are referred to herein as an “Interim Balance Sheet” and the date thereof as an “Interim Balance Sheet Date”. 23

Section 3.07 Undisclosed Liabilities. Neither the Company nor the Operating Subsidiary has any liabilities, obligations or commitments of a type required to be reflected on a balance sheet prepared in accordance with GAAP, except (i) those which are adequately reflected or reserved against, or disclosed within, in such entity’s Balance Sheet as of the Interim Balance Sheet Date; (ii) those which have been incurred in the Ordinary Course of Business since the Interim Balance Sheet Date; and (iii) those set forth in Section 3.07 of the Disclosure Schedules. Section 3.08 Absence of Certain Changes, Events and Conditions. Except as expressly contemplated by the Agreement or as set forth on Section 3.08 of the Disclosure Schedules, from the Interim Balance Sheet Date until the date of this Agreement, each of the Company and the Operating Subsidiary has operated in the Ordinary Course of Business in all material respects and there has not been, with respect to the Company or the Operating Subsidiary, any: (a) event, occurrence or development that has had a Material Adverse Effect; (b) material amendment of the charter, articles, by-laws, operating agreement or other Organizational Documents of the Company or the Operating Subsidiary; (c) split, combination, or reclassification of any shares of its capital stock or membership interests, as the case may be; (d) issuance, sale or other disposition of any of its capital stock or membership interests, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock or membership interests, as the case may be; (e) declaration or payment of any dividends or distributions on or in respect of any of its capital stock or membership interests or redemption, purchase or acquisition of its capital stock or membership interests, as the case may be; (f) material change in any method of accounting or accounting practice of the Company or the Operating Subsidiary, except as required by GAAP or applicable Law; (g) incurrence, assumption or guarantee of any indebtedness for borrowed money in an aggregate amount exceeding $50,000, except unsecured current obligations and liabilities incurred in the Ordinary Course of Business; (h) sale, transfer or other disposition of any of its assets, except for sales of Inventory in the Ordinary Course of Business; (i) increase in any wage, salary or compensation of its Employees or consultants outside of the Ordinary Course of Business, other than as provided for in any Material Contracts or any Benefit Plan; (j) adoption, amendment, modification or termination of any (i) employment, severance, retention or other contract with any current or former employee, officer, 24 manager, independent contractor or consultant; (ii) Benefit Plan; or (ii) collective bargaining or similar agreement; (k) acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof; (l) adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law; (m) any material theft, damage, destruction or casualty loss to its assets, whether or not covered by insurance; (n) any material change in the methods of purchase, sale, lease, management, marketing, promotion or operation of the Company or the Operating Subsidiary; (o) entry into any contract that would constitute a Material Contract, or materially modification or termination of any Material Contract; (p) change in any Tax election or method of accounting, settlement of any Tax Claim, surrender of any right to claim a Tax Refund, or filing of any amended Tax Return or claim for Tax Refund, in each case relating to the Company or the Operating Subsidiary, if such election, settlement, or surrender would have the effect of materially increasing the Tax liability of the Company or the Operating Subsidiary for any Post- Closing Tax Period; or (q) any agreement or promise to do any of the foregoing, or any action or omission that would result in any of the foregoing. Section 3.09 Material Contracts. (a) Section 3.09(a) of the Disclosure Schedules lists each of the following contracts and other agreements of the Company or the Operating Subsidiary (together with all Leases listed in Section 3.10(b) of the Disclosure Schedules, collectively, the “Material Contracts”): (i) each agreement of the Company or the Operating Subsidiary involving aggregate consideration in excess of $50,000 or requiring performance by any party more than one year from the date hereof, which, in each case, cannot be cancelled by the Company or the Operating Subsidiary without penalty or without more than 90 days’ notice; (ii) all agreements that relate to the sale of any of the Company’s or the Operating Subsidiary’s assets, other than in the Ordinary Course of Business, for consideration in excess of $50,000; 25

(iii) all agreements that relate to the acquisition of any business, a material amount of stock or assets of any other Person (whether by merger, sale of stock, sale of assets or otherwise); (iv) all agreements that relate to the acquisition, disposition, lease or other use or occupancy of any real property; (v) except for agreements relating to trade receivables, all agreements relating to Indebtedness (including, without limitation, guarantees) of the Company or the Operating Subsidiary; (vi) all agreements between or among the Company or the Operating Subsidiary on the one hand and Seller or any Affiliate of Seller (other than the Company or the Operating Subsidiary) on the other hand; (vii) all collective bargaining agreements or agreements with any labor organization, union or association to which the Company or the Operating Subsidiary is a party; (viii) all agreements relating to partnerships, joint ventures and franchises; (ix) all agreements granting to the Company or the Operating Subsidiary any right to use Intellectual Property rights owned by a third party (other than standard form contracts that are shrink-wrap or click-through Contracts with a one-time or annual value of less than $50,000); (x) all license, royalty, covenant not to sue, or similar agreements relating to any Intellectual Property rights held by the Company or the Operating Subsidiary; (xi) all agreements granting any Person an Encumbrance on any portion of the assets of the Company or the Operating Subsidiary, other than Permitted Encumbrances; (xii) all agreements with independent contractors or consultants (or similar arrangements) that are not cancellable without material penalty or without more than 90 days’ notice. (b) Except as set forth on Section 3.09(b) of the Disclosure Schedules, neither the Company nor the Operating Subsidiary is in breach of, or default under, any Material Contract, except for such breaches or defaults that would not have a Material Adverse Effect. Section 3.10 Title to Assets; Real Property. (a) Neither the Company nor the Operating Subsidiary owns or directly or indirectly holds the right to acquire any interest in any real property except for the Real 26

Property subject to the Leases. The Operating Subsidiary has good and valid leasehold interests in all Real Property subject to the Leases, and good, marketable and indefeasible title (or in the case of leased personal property, a good valid and insurable leasehold interest) to, and is the sole and exclusive owner of, all tangible personal property and other assets reflected in the Interim Financial Statements or acquired after the Balance Sheet Date, other than Inventory sold or otherwise disposed of in the Ordinary Course of Business since the Balance Sheet Date. Following the consummation of the transactions contemplated under the International Asset Agreements, the International Company Affiliates will not own any tangible personal property or other assets that relate in any material respect to the business of the Company or the Operating Subsidiary. All such properties and assets (including leasehold interests) are free and clear of Encumbrances except for the following (collectively referred to as “Permitted Encumbrances”): (i) those items set forth in Section 3.10(a) of the Disclosure Schedules; (ii) liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures; (iii) mechanics, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the Ordinary Course of Business and for amounts which are not delinquent; (iv) recorded easements, rights of way, zoning ordinances and other similar encumbrances of record affecting Real Property not, in the aggregate, interfering materially with the ordinary conduct of the business of the Company or the Operating Subsidiary; (v) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the Ordinary Course of Business; or (vi) other imperfections of title or Encumbrances, if any, that would not detract materially from the use, occupancy, value or marketability of title of the assets subject thereto. (b) Section 3.10(b) of the Disclosure Schedules lists the street address of each parcel of Real Property, and includes a true, correct, and complete list, as of the date of this Agreement, of all leases for each parcel of Real Property, together with all modifications, amendments, supplements and other agreement related to the use and occupancy thereof (collectively, “Leases”), including the identification of the lessee and lessor thereunder. The Operating Subsidiary is currently in possession of all of the Real Property and has not sublet, licensed or otherwise granted to any third party the right to use or occupy the Real Property or any portion thereof. Seller has previously made available to Buyer in the Data Room any and all existing title insurance policies, title reports, surveys, inspection and maintenance reports, occupancy permits, zoning 27 variances and pending zoning petitions, if any, with respect to the Real Property which are in the possession or control of the Seller, Company or the Operating Subsidiary. (c) Seller has delivered to Buyer true, correct and complete copies of all Leases and all existing estoppels and non-disturbance agreements related thereto. No Lease has been amended or modified except as listed in Section 3.10(b) of the Disclosure Schedules. The Leases are in full force and effect and are legal, valid and binding agreements enforceable against the parties thereto in accordance with their terms. The Company and the Operating Subsidiary have performed in all material respects all obligations required to be performed by it under each Lease. To the Seller’s Knowledge, no party to any Lease (other than the Company or the Operating Subsidiary) is (with or without the lapse of time or the giving of notice or both) in breach or default in the payment of any amount or in the performance of any other obligation thereunder. To Seller’s Knowledge, there are no disputes with any lessor under any Lease and no party to any Lease has delivered a written demand for early termination thereof. The Company and the Operating Subsidiary have not received any notice of any uncured breach or violation of any provision of any Lease, nor has the Company or the Operating Subsidiary given any notice of any uncured breach or violation of any provision of any Lease to any other party under any Lease. The only consent or approval of any Person in connection with the Leases is the Required Consent. Section 3.11 Intellectual Property. (a) “Intellectual Property” means any and all of the following arising pursuant to the Laws of any jurisdiction throughout the world: (i) trademarks, service marks, trade names, and similar indicia of source or origin, all registrations and applications for registration thereof, and the goodwill connected with the use of and symbolized by the foregoing; (ii) copyrights and all registrations and applications for registration thereof; (iii) trade secrets and know-how; (iv) patents and patent applications; (v) internet domain name registrations; and (vi) other intellectual property and related proprietary rights. (b) Section 3.11(b) of the Disclosure Schedules lists all patents, patent applications, trademark registrations and pending applications for registration, copyright registrations and pending applications for registration and internet domain name registrations owned by the Company or the Operating Subsidiary and which are material to the operations of the Company and the Operating Subsidiary. Except as set forth in Section 3.11(b) of the Disclosure Schedules, or as would not have a Material Adverse Effect, to Seller’s Knowledge, the Company or the Operating Subsidiary owns or has the right to use all Intellectual Property necessary for the conduct of the Company’s and the Operating Subsidiary’s business as currently conducted (collectively, the “Company Intellectual Property”). The International Company Affiliates do not own, and following the consummation of the transactions contemplated under the International Asset Agreements, will not own, any Intellectual Property that is material to the operations of the Company or the Operating Subsidiary. 28

(c) Except as set forth in Section 3.11(c) of the Disclosure Schedules, to Seller’s Knowledge: (i) the conduct of the Company’s and the Operating Subsidiary’s business as currently conducted does not infringe, misappropriate or otherwise violate the Intellectual Property of any Person; and (ii) no Person is infringing, misappropriating or otherwise violating any Company Intellectual Property. This Section 3.11(c) constitutes the sole representation and warranty of Seller under this Agreement with respect to any actual or alleged infringement, misappropriation or other violation of Intellectual Property. Section 3.12 Insurance. Section 3.12 of the Disclosure Schedules sets forth a list, as of the date hereof, of all material insurance policies maintained by the Company and the Operating Subsidiary or with respect to which the Company and the Operating Subsidiary are named insureds or otherwise the beneficiaries of coverage (collectively, the “Insurance Policies”). Such Insurance Policies are in full force and effect on the date of this Agreement and all premiums due on such Insurance Policies have been paid, and neither the Company nor the Operating Subsidiary have received any written, or to Seller’s Knowledge, other notice of cancellation, nonrenewal, material change in premium or denial of renewal in respect of any such insurance policies, in each case, during the past four (4) years. Neither the Company nor the Operating Subsidiary has any self-insurance or co-insurance programs. Section 3.13 Legal Proceedings; Governmental Orders. (a) Except as set forth in Section 3.13(a) of the Disclosure Schedules, there are no, and since January 1, 2016, there have not been any, actions, suits, claims, investigations or other legal proceedings pending or, to Seller’s Knowledge, threatened against or by the Company or the Operating Subsidiary, or affecting any of its properties or assets (or by or against Seller or any Affiliate thereof and relating to the Company or the Operating Subsidiary or any of their respective assets), and there are no actions, suits, claims, investigations or other legal proceedings pending or, to Seller’s Knowledge, threatened against or by Seller, the Company, the Operating Subsidiary or any Affiliate of Seller that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. (b) Except as set forth in Section 3.13(b) of the Disclosure Schedules, there are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Company or the Operating Subsidiary or any of their respective properties or assets. There are no investigations by a Governmental Authority pending or, to Seller’s Knowledge, threatened against the Company or the Operating Subsidiary. Section 3.14 Compliance With Laws; Permits. (a) Except as set forth in Section 3.14(a) of the Disclosure Schedules, to Seller’s Knowledge, each of the Company and the Operating Subsidiary is in all material respects in compliance with all Laws and Permits applicable to it or its business, properties or assets. Neither of the Company nor the Operating Subsidiary has received 29 any written notice of, or to Seller’s Knowledge, been charged with, any violation of Laws. (b) All material Permits, and all material notifications, registrations, certifications and filings with all Governmental Authorities, required for each of the Company and the Operating Subsidiary to conduct its business have been obtained by it and are valid and in full force and effect. Seller has delivered to Buyer complete copies of all Permits held by the Company and the Operating Subsidiary. There is not now pending nor, to Seller’s Knowledge, threatened, any proceeding by or before any Governmental Authority to revoke, cancel, rescind, modify, or refuse to renew in the Ordinary Course of Business any of such Permits. No notice to, declaration, filing, or registration with, or Permit from, any Governmental Authority or any other Person is required to be made or obtained by the Company or the Operating Subsidiary in connection with the execution, delivery, or performance of this Agreement or any of the Transaction Documents by the Company, the Operating Subsidiary or Seller and the consummation of the transactions contemplated by this Agreement and the Transaction Documents. (c) Neither of the Company or the Operating Subsidiary, any of their Affiliates or any other Person on behalf of the Company or the Operating Subsidiary, in connection with the conduct of the business of the Company or the Operating Subsidiary, directly or indirectly, has given, or has offered or agreed to give, anything of value, directly or indirectly, to: (a) any employees, officers or directors, or customers of a company, as applicable, (b) any foreign or domestic governmental official, political party or candidate for government office or any of its employees or representatives or (c) any employee or representative of a government or political party, in each case, in any manner which would result in the Company or the Operating Subsidiary being in violation of any applicable anti-bribery Law, including, but not limited to, the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”). Neither of the Company or the Operating Subsidiary has received a subpoena, letter of investigation or other document from a governmental agency alleging a violation of the FCPA or other applicable anti-bribery Law. Neither of the Company or the Operating Subsidiary has received, or is the subject of, any internal complaint, allegation, audit, investigation or review process regarding a potential violation of any applicable anti-bribery Law. (d) None of the representations and warranties contained in Section 3.14 shall be deemed to relate to environmental matters (which are governed by Section 3.15), employee benefits matters (which are governed by Section 3.16), employment matters (which are governed by Section 3.17) or tax matters (which are governed by Section 3.18). Section 3.15 Environmental Matters. (a) Except as set forth in Section 3.15(a) of the Disclosure Schedules, to Seller’s Knowledge, each of the Company and the Operating Subsidiary is in compliance in all material respects with all Environmental Laws and has not, and the Seller has not, received from any Person any (i) Environmental Notice or Environmental Claim, or (ii) 30

written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date. (b) To Seller’s Knowledge, each of the Company, the Operating Subsidiary and the Seller has obtained and maintained in full force and effect, and is in material compliance with all Environmental Permits (each of which is disclosed in Section 3.15(b) of the Disclosure Schedules) necessary for the ownership, lease, operation or use of the business or assets of the Company and the Operating Subsidiary. (c) No real property currently operated or leased by the Company or the Operating Subsidiary is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state list. (d) Except as set forth in Section 3.15(d) of the Disclosure Schedules, there has been no Release of Hazardous Materials in contravention of Environmental Laws with respect to the operations, business or assets of the Company or the Operating Subsidiary or any Real Property currently owned, operated or leased by the Company or the Operating Subsidiary, and neither the Company, the Operating Subsidiary nor Seller has received an Environmental Notice that any Real Property currently owned, operated or leased in connection with the business of the Company or the Operating Subsidiary or any other real property for which the Company or the Operating Subsidiary would reasonably be expected to have liability after closing (including soils, groundwater, surface water, buildings and other structure located on any such real property) has been contaminated with any Hazardous Material which would reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Laws or term of any Environmental Permit by, Seller, the Company or the Operating Subsidiary. (e) Seller has previously made available to Buyer in the Data Room any and all environmental reports, studies, audits, records, sampling data, site assessments and other similar documents with respect to the business or assets of the Company or the Operating Subsidiary or any currently operated or leased Real Property which are in the possession or control of the Seller, Company or the Operating Subsidiary, including, without limitation, copies of any landlord’s consent to the use, handling, or storage of Hazardous Materials under any Leases. (f) The representations and warranties set forth in this Section 3.15 are the Seller’s sole and exclusive representations and warranties regarding environmental matters. Section 3.16 Employee Benefit Matters. (a) Section 3.16(a) of the Disclosure Schedules contains a list of each material benefit, retirement, employment, consulting, compensation, incentive, bonus, stock option, restricted stock, stock appreciation right, phantom equity, change in control, severance, vacation, paid time off, welfare and fringe-benefit agreement, plan, policy and program, whether or not reduced to writing, currently in effect and covering one or more 31 current or former Employees of the Company or the Operating Subsidiary, current or former directors of the Company or the Operating Subsidiary, current or former “service providers” (as defined in Code Section 409A) of the Company or the Operating Subsidiary, or the beneficiaries or dependents of any such Persons, and is maintained, sponsored, contributed to, or required to be contributed to by the Company or the Operating Subsidiary, or under which the Company or the Operating Subsidiary has any liability (all of which are listed on Section 3.16(a) of the Disclosure Schedules, each, a “Benefit Plan”). (b) Except as set forth in Section 3.16(b) of the Disclosure Schedules, each Benefit Plan and related trust complies with all applicable Laws. Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code (a “Qualified Benefit Plan”) has received a favorable determination letter from the Internal Revenue Service, or with respect to a prototype plan, can rely on an opinion letter from the Internal Revenue Service to the prototype plan sponsor, to the effect that such Qualified Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, and, to Seller’s Knowledge, nothing has occurred that would reasonably be expected to cause the revocation of such determination letter from the Internal Revenue Service or the unavailability of reliance on such opinion letter from the Internal Revenue Service. Except as set forth in Section 3.16(b) of the Disclosure Schedules, all benefits, contributions and premiums required by and due under the terms of each Benefit Plan or applicable Law have been timely paid in accordance with the terms of such Benefit Plan, the terms of all applicable Laws and GAAP. With respect to any Benefit Plan, to Seller’s Knowledge, no event has occurred or is reasonably expected to occur that has resulted in or would subject the Company or the Operating Subsidiary to a Tax under Section 4971 of the Code or the assets of the Company or the Operating Subsidiary to a lien under Section 430(k) of the Code. There are no nonexempt prohibited transactions within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to any Benefit Plan that has occurred that would give rise to liability on the part of the Seller, the Company, the Operating Subsidiary or any of their ERISA Affiliates (i.e., any trade or business (whether or not incorporated) which, together with the Company or Operating Subsidiary, would be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA), any officer of the Company or the Operating Subsidiary or any of the Benefit Plans under Section 502(i) of ERISA or Section 4975 of the Code or otherwise and no breaches of fiduciary duty have occurred which may give rise to liability on the part of the Seller, the Company, the Operating Subsidiary or any of their ERISA Affiliates under Sections 409 or 502(l) of ERISA or otherwise. (c) Except as set forth in Section 3.16(c) of the Disclosure Schedules, no Benefit Plan: (i) is subject to the minimum funding standards of Section 302 of ERISA or Section 412 or 4971 of the Code; (ii) is a “multi-employer plan” (as defined in Section 3(37) of ERISA); (iii) a “multiple employer plan” within the meaning of Section 413(c) of the Code; or (iv) a multiple employer welfare benefit arrangement (as defined in Section 3(40)(A) of ERISA). None of Seller, the Company, the Operating Subsidiary or any ERISA Affiliate has any liability of any kind whatsoever, whether known or unknown, direct, indirect, contingent or otherwise, under Title IV or Section 302 of 32

ERISA or Section 412 or 4971 of the Code. None of the Seller, the Company, the Operating Subsidiary or any ERISA Affiliate: (i) has withdrawn from any pension plan under circumstances resulting (or expected to result) in a liability to the Pension Benefit Guaranty Corporation; or (ii) has engaged in any transaction which would give rise to a liability to any of them or Buyer under Section 4069 or Section 4212(c) of ERISA. (d) Except as set forth in Section 3.16(d) of the Disclosure Schedules and other than as required under Section 4980B of the Code or other applicable Law, no Benefit Plan provides benefits or coverage in the nature of health, life or disability insurance following retirement or other termination of employment (other than death benefits when termination occurs upon death). (e) Except as set forth in Section 3.16(e) of the Disclosure Schedules: (i) there is no pending or, to Seller’s Knowledge, threatened action relating to a Benefit Plan or the assets of any Benefit Plan; and (ii) no Benefit Plan has within the three years prior to the date hereof been the subject of an examination or audit by a Governmental Authority. (f) Except as set forth in Section 3.16(f) of the Disclosure Schedules, neither the execution, delivery or performance of this Agreement could: (i) result in the payment to any Employee, director or consultant of any money or other property under Benefit Plan; (ii) accelerate the vesting of or provide any additional rights or benefits (including funding of compensation or benefits through a trust or otherwise) to any Employee, director or consultant under Benefit Plan, except as a result of any partial termination of a under Benefit Plan resulting from this Agreement; or (iii) limit or restrict the ability of Buyer or its Affiliates to merge, amend or terminate any Benefit Plan. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in “excess parachute payments” within the meaning of Section 280G(b) of the Code. (g) The representations and warranties set forth in this Section 3.16 are the Seller’s sole and exclusive representations and warranties regarding employee benefit matters. Section 3.17 Employment Matters. (a) Except as set forth in Section 3.17(a) of the Disclosure Schedules, neither the Company nor the Operating Subsidiary is, or since January 1, 2016 has been, a party to, or bound by, any collective bargaining or other agreement with a labor organization representing any of its employees. Except as set forth in Section 3.17(a) of the Disclosure Schedules, since January 1, 2016, there has not been, nor, to Seller’s Knowledge, has there been any threat of, any union organizing activity, request for recognition or labor representation election, or any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor activity or dispute affecting the Company or the Operating Subsidiary. (b) Each of the Company and the Operating Subsidiary is in compliance with all applicable Laws pertaining to employment and employment practices to the extent 33 they relate to employees of the Company or the Operating Subsidiary. Except as set forth in Section 3.17(b) of the Disclosure Schedules, there are, and since January 1, 2018 have been, no actions, suits, claims, investigations or other legal proceedings against the Company or the Operating Subsidiary pending, or to the Seller’s Knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitral tribunal in connection with the employment or termination of employment of any current or former employee of the Company or the Operating Subsidiary, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay or any other employment related matter arising under applicable Laws. Except as set forth in Section 3.17(b) of the Disclosure Schedules, all employees of each of the Company and the Operating Subsidiary are terminable at-will without the requirement to pay any severance or other termination payment beyond final wages. (c) The representations and warranties set forth in this Section 3.17 are the Seller’s sole and exclusive representations and warranties regarding employment matters. Section 3.18 Taxes. (a) Except as set forth in Section 3.18 of the Disclosure Schedules, to Seller’s Knowledge: (i) Each of the Company and the Operating Subsidiary has filed (taking into account any valid extensions) all material Tax Returns required to be filed by the Company or the Operating Subsidiary. Such Tax Returns are true, complete and correct in all material respects. Neither the Company nor the Operating Subsidiary is currently the beneficiary of any extension of time within which to file any material Tax Return other than extensions of time to file Tax Returns obtained in the Ordinary Course of Business. All material Taxes due and owing by the Company and the Operating Subsidiary have been paid or accrued. No written claim has been made within the past three (3) years by a jurisdiction where the Company does not file Tax Returns that the Company or the Operating Subsidiary is or may be subject to taxation by that jurisdiction. Neither the Company nor the Operating Subsidiary has, or, since January 1, 2016, has ever had, a permanent establishment or other taxable presence in any foreign country, as determined pursuant to applicable foreign Law and any applicable Tax treaty or convention between the United States and such foreign country. (ii) No extensions or waivers of statutes of limitations have been given or requested with respect to any material Taxes of the Company or the Operating Subsidiary. (iii) There are no ongoing actions, suits, claims, investigations or other legal proceedings by any taxing authority against the Company or the Operating Subsidiary. (iv) Neither the Company nor the Operating Subsidiary is a party to any Tax-sharing agreement. 34

(v) All material Taxes which each of the Company and the Operating Subsidiary is obligated to withhold from amounts owing to any employee, creditor or third party have been paid or accrued. (vi) There is no lien for Taxes upon the Shares or any of the assets of the Company or the Operating Subsidiary, other than liens for Taxes that are not yet due and payable or that are being contested in good faith through applicable procedures and for which adequate reserves have been established in accordance with GAAP. (vii) Since January 1, 2016, neither the Company nor the Operating Subsidiary (A) has been a member of an affiliated group under Section 1504 of the Code filing a consolidated federal Income Tax Return (other than a group the common parent of which was Seller) or (B) has any liability for the Taxes of any Person (other than the Company or the Operating Subsidiary) under Reg. §1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract, or otherwise. (viii) Except as set forth in Section 3.18(a)(viii) of the Disclosure Schedules, neither the Company nor the Operating Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; (C) “closing agreement” as described in Code §7121 (or any corresponding or similar provision of state or local tax law) executed on or prior to the Closing Date; (D) intercompany transactions or any excess loss account described in Treasury Regulations Sections 1.1502-13 and 1.1502-19 (or any corresponding or similar provision of state or local tax law); (E) installment sale or open transaction disposition made on or prior to the Closing Date; (F) prepaid amount received on or prior to the Closing Date; (G) election under Code Section 965 (or any corresponding or similar provision of state or local tax law); (H) transactions effected or investments made prior to the Closing by the Company, the Operating Subsidiary or the Seller that result 35 in taxable income pursuant to Section 951(a) of the Code (or any corresponding or similar provision of state, or local tax law); (I) “global intangible low-taxed income” within the meaning of Section 951A of the Code (or any corresponding or similar provision of state or local, tax law) of the Company, the Seller or the Operating Subsidiary attributable to Pre-Closing Tax Period; (J) deferral of Taxes under the CARES Act, or Notice 2020- 65election under Code §108(i). (ix) Within the past 3 years, neither the Company nor the Operating Subsidiary has distributed stock of another Person, or has had its Common Stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code §355 or Code §361. (x) Neither the Company nor the Operating Subsidiary is or has been a party to any ‘‘listed transaction,’’ as defined in Code §6707A(c)(2) and Reg. §1.6011-4(b)(2). None of the Company, the Operating Subsidiary, or the affiliated group of which they are members on or before the Closing Date have incurred any loan under the Paycheck Protection Program established under the CARES Act. (b) Except for certain representations related to Taxes in Section 3.10 and Section 3.16, the representations and warranties set forth in this Section 3.18 are the Seller’s sole and exclusive representations and warranties regarding Tax matters. Section 3.19 Brokers. Except for William Blair, L.L.C., no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller. Section 3.20 Product Liabilities and Warranties. Except as set forth in Section 3.20 of the Disclosure Schedules, within the past five (5) years, there has been no (i) defect in design, materials, manufacture or otherwise in any goods or products manufactured, produced, marketed, distributed or sold by the Company or the Operating Subsidiary, or with respect to which liability will be assumed pursuant to the transactions contemplated under the International Asset Agreements, or (ii) defect in services rendered by the Company or the Operating Subsidiary or with respect to which liability will be assumed pursuant to the transactions contemplated under the International Asset Agreements, in each case, which could give rise to a claim against the Company, the Operating Subsidiary or the International Company Affiliates, and none of the Company, the Operating Subsidiary or the International Company Affiliates has received written notice of any unresolved claim of personal injury, death, or property or economic damages, or for injunctive relief, in each case as a result of any defect or other deficiency (whether of design, materials, workmanship, labeling, instructions or otherwise) with respect to any product designed, manufactured, sold, leased, licensed or delivered, or any service provided, by the Company or the Operating Subsidiary or with respect to any goods or products which will be 36 transferred, or liabilities which will be assumed, pursuant to the transactions contemplated under the International Asset Agreements, other than claims made under or pursuant to contractual product or service warranties. No Governmental Entity has alleged in writing within the past five (5) years that any product designed, manufactured, sold, leased, licensed or delivered by the Company or the Operating Subsidiary, or with respect to which liability will be assumed pursuant to the transactions contemplated under the International Asset Agreements, is defective or unsafe or fails to meet any product warranty or standards promulgated by any such Governmental Entity. Except as set forth in Section 3.20 of the Disclosure Schedules, no product designed, manufactured, sold, leased, licensed or delivered by the Company or the Operating Subsidiary, or with respect to which liability will be assumed pursuant to the transactions contemplated under the International Asset Agreements, has been recalled, and none of the Company, the Operating Subsidiary or the International Company Affiliates has received any written notice of recall of any such product from any Governmental Entity. Section 3.21 Inventory. Except as determined in accordance with the Accounting Principles, the Inventory of the Company and the Operating Subsidiary and the Inventory that will be transferred pursuant to the transactions contemplated under the International Asset Agreements is of a quality and quantity commercially usable and salable in the Ordinary Course of Business. Except as set forth in the license agreements described in Section 3.09(a)(ix) and Section 3.21 of the Disclosure Schedules and Section 5.11, the Inventory of the Company and the Operating Subsidiary and the Inventory which will be transferred pursuant to the transactions contemplated under the International Asset Agreements is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any other Person, and the completion of manufacture or sale or other disposition of any Inventory of the Company and the Operating Subsidiary or any Inventory which will be transferred pursuant to the transactions contemplated under the International Asset Agreements after the Closing will not require the consent of any Person and will not constitute a breach or default under any agreement to which the Company is a party or to which the Inventory is subject. Section 3.22 Accounts Receivable. Except as determined in accordance with the Accounting Principles, the accounts receivable reflected on the Interim Balance Sheet and the accounts receivable arising after the date thereof, including those accounts receivable included in the definition of “Book Debts” as such term is defined in each of the International Asset Agreements, (a) have arisen from bona fide transactions entered into by the Company, the Operating Subsidiary or the relevant International Company Affiliate, as applicable, involving the sale of goods or the rendering of services in the Ordinary Course of Business; (b) constitute only valid, undisputed claims of the Company or the Operating Subsidiary not subject to claims of set-off or other defenses or counterclaims other than normal discounts and rebates accrued in the Ordinary Course of Business; and (c) are subject to a reserve for bad debts shown on the Interim Balance Sheet or, with respect to accounts receivable arising after date thereof, on the accounting records of the Company and the Operating Subsidiary. The reserve for bad debts shown on the Interim Balance Sheet or, with respect to accounts receivable arising thereafter, on the accounting records of the Company, the Operating Subsidiary and the International Company Affiliates, have been determined in accordance with the Accounting Principles, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes. There are no setoffs, counterclaims or disputes existing or, to Seller’s Knowledge, asserted, with respect to the accounts receivable reflected on the Interim Balance Sheet and the accounts receivable arising 37 after the date thereof and none of the Company, the Operating Subsidiary or the International Company Affiliates has made any agreement with any account debtor for any deduction therefrom. The invoicing of accounts receivable by the Company, the Operating Subsidiary and the International Company Affiliates has been performed accurately in all material respects. Section 3.23 Customers and Suppliers. Section 3.23 of the Disclosure Schedules sets forth a list of the top ten (10) customers and top ten (10) suppliers of the Company and the Operating Subsidiary, taken as a whole (determined by the amount of total purchases or sales, as applicable, as set forth thereon) for the twelve-month period ending December 31, 2019 and the five-month period ending May 31, 2020 (the “Major Customers and Suppliers”). Except as set forth in Section 3.23 of the Disclosure Schedules, to Seller’s Knowledge, none of the Major Customers and Suppliers has threatened any termination, material adverse change in, cancellation or material limitation of, its business relationship with the Company or the Operating Subsidiary. To Seller’s Knowledge there has not been any event, change, effect, development, occurrence, circumstance, condition, matter or state of facts with respect to any Major Customers or Suppliers which has had or would reasonably be likely to have a material effect on the profitability of the Company or the Operating Subsidiary. Section 3.24 No Other Representations and Warranties. Except for the representations and warranties contained in this ARTICLE III (including the related portions of the Disclosure Schedules), none of Seller, the Company, the Operating Subsidiary, or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller, the Company or the Operating Subsidiary, including any representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Buyer and its Representatives (including the Confidential Information Presentation prepared by William Blair, L.L.C., dated July 2020, and any information, documents or material made available to Buyer in the Data Room, management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Company, or any representation or warranty arising from statute or otherwise in law. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER Except as set forth in the Disclosure Schedules, Buyer represents and warrants to Seller that the statements contained in this ARTICLE IV are true and correct as of the date hereof. Section 4.01 Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of Missouri. Buyer has all necessary corporate power and authority to enter into this Agreement and each other Transaction Document to which it is a party, to carry out its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and the other Transaction Documents to which it is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and each other Transaction Document to which it is a party has been duly executed and delivered by Buyer, and (assuming 38 due authorization, execution and delivery by Seller) this Agreement and each such other Transaction Document constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Section 4.02 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) result in a violation or breach of any provision of the Organizational Documents of Buyer; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) except as set forth in Section 4.02 of the Disclosure Schedules, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any agreement to which Buyer is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Section 4.03 Investment Purpose. Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Buyer is able to bear the economic risk of holding the Shares for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment. Section 4.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer. Section 4.05 Sufficiency of Funds. Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement. Section 4.06 Legal Proceedings. There are no actions, suits, claims, investigations or other legal proceedings pending or, to Buyer’s knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. Section 4.07 Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other 39 documents and data of Seller and the Company for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Seller set forth in ARTICLE III of this Agreement (including the related portions of the Disclosure Schedules); and (b) none of Seller, the Company or any other Person has made any representation or warranty as to Seller, the Company or this Agreement, except as expressly set forth in ARTICLE III of this Agreement (including the related portions of the Disclosure Schedules). ARTICLE V COVENANTS Section 5.01 Resignations. Prior to the Closing, Seller shall deliver to Buyer written resignations, effective as of the Closing Date, of the officers and directors of the Company and the Operating Subsidiary requested by Buyer. Section 5.02 Employees; Benefit Plans. (a) During the period commencing at the Closing and ending on the date which is the one (1) year anniversary of the Closing Date (or if earlier, the date of the employee’s termination of employment with the Company or Operating Subsidiary or the date on which the employee is no longer employed by the Company or Operating Subsidiary in a role substantially similar to the role fulfilled by such Company Continuing Employee immediately prior to the Closing, as applicable), Buyer shall and shall cause the Company and the Operating Subsidiary to provide each employee whose name appears in Section 5.02(a) of the Disclosure Schedule (“Company Continuing Employee”) with: (i) base salary or hourly wages which are no less than the base salary or hourly wages provided by the Company or the Operating Subsidiary immediately prior to the Closing; (ii) target bonus opportunities (excluding equity-based compensation), if any, which are no less than the target bonus opportunities (excluding equity-based compensation) that are substantially comparable in the aggregate than those provided by Buyer to similarly situated employees as of the Closing; (iii) retirement and welfare benefits that are substantially comparable in the aggregate to those provided by Buyer to similarly situated employees as of the Closing; and (iv) in the event such Company Continuing Employee is terminated without an offer to transition to another role with the Buyer, the Company or the Operating Subsidiary, except with respect to continuing medical benefits, severance benefits that are no less favorable than the practice, plan or policy in effect for such Company Continuing Employee immediately prior to the Closing; provided, that nothing in this Agreement shall be deemed to limit the right of Buyer, the Company or the Operating Subsidiary, at any time, to terminate the employment of any Company Continuing Employee or transition any Company Continuing Employee to another role that is not substantially similar to the role fulfilled by such Company Continuing Employee immediately prior to the Closing. (b) With respect to any employee benefit plan maintained by Buyer or its Subsidiaries (collectively, “Buyer Benefit Plans”) in which any Company Continuing Employees will participate effective as of the Closing, Buyer shall, or shall cause the 40

Company and the Operating Subsidiary to, recognize all service of the Company Continuing Employees with the Company or any of its Subsidiaries, as the case may be as if such service were with Buyer, for vesting and eligibility purposes in any Buyer Benefit Plan in which such Company Continuing Employees may be eligible to participate after the Closing Date; provided, however, such service shall not be recognized to the extent that (x) such recognition would result in a duplication of benefits or (y) such service was not recognized under the corresponding Benefit Plan, or (z) for benefit accrual purposes under any retirement or pension plan. (c) This Section 5.02 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.02, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.02. Nothing contained herein, express or implied, shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement. The parties hereto acknowledge and agree that the terms set forth in this Section 5.02 shall not create any right in any Employee or any other Person to any continued employment with the Company or the Operating Subsidiary, Buyer or any of their respective Affiliates or compensation or benefits of any nature or kind whatsoever. Section 5.03 Director and Officer Indemnification and Insurance. (a) Buyer agrees that all rights to indemnification, advancement of expenses and exculpation by the Company or the Operating Subsidiary now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing Date, an officer or director of the Company or the Operating Subsidiary, as provided in the certificate of incorporation or by-laws of the Company or the articles of organization or the operating agreement of the Operating Subsidiary, in each case as in effect on the date of this Agreement, or pursuant to any other agreements in effect on the date hereof and disclosed in Section 5.03(a) of the Disclosure Schedules, shall survive the Closing Date and shall continue in full force and effect in accordance with their respective terms. (b) The Company and the Operating Subsidiary shall, and Buyer shall cause the Company and the Operating Subsidiary to (i) maintain in effect for a period of six (6) years after the Closing Date, if available, the current policies of directors’ and officers’ liability insurance maintained by the Company and the Operating Subsidiary immediately prior to the Closing Date (provided that the Company or the Operating Subsidiary may substitute therefor policies, of at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Company and the Operating Subsidiary when compared to the insurance maintained by the Company and the Operating Subsidiary as of the date hereof), or (ii) obtain as of the Closing Date “tail” insurance policies with a claims period of six (6) years from the Closing Date with at least the same coverage and amounts, and containing terms and conditions that are not less advantageous to the directors and officers of the Company and the Operating Subsidiary, in each case with respect to claims arising out of or relating to events which occurred on or prior to the Closing Date (including in connection with the 41 transactions contemplated by this Agreement); provided, however, that in no event shall Buyer, the Company or the Operating Subsidiary be required to expend for such policies an annual premium amount in excess of 300% of the annual premiums currently paid by Seller, the Company or the Operating Subsidiary for such insurance, and, if the annual premiums of such insurance coverage exceed such amount, the Company and the Operating Subsidiary shall obtain a policy with the greatest coverage available for a cost not exceeding such amount. (c) The obligations of Buyer, the Company and the Operating Subsidiary under this Section 5.03 shall not be terminated or modified in such a manner as to adversely affect any director or officer to whom this Section 5.03 applies without the consent of such affected director or officer (it being expressly agreed that the directors and officers to whom this Section 5.03 applies shall be third-party beneficiaries of this Section 5.03, each of whom may enforce the provisions of this Section 5.03). (d) In the event Buyer, the Company, the Operating Subsidiary or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Buyer, the Company or the Operating Subsidiary, as the case may be, shall assume all of the obligations set forth in this Section 5.03. Section 5.04 Books and Records. (a) In order to facilitate the resolution of any claims made against or incurred by Seller prior to the Closing, or for any other reasonable purpose, for a period of seven (7) years after the Closing, Buyer shall: (i) retain the books and records (including personnel files) of the Company and the Operating Subsidiary relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of the Company and the Operating Subsidiary; and (ii) upon reasonable notice and at no cost to Buyer, the Company or the Operating Subsidiary, afford the Representatives of Seller reasonable access (including the right to make, at Seller’s expense, photocopies), during normal business hours, to such books and records. (b) In order to facilitate the resolution of any claims made by or against or incurred by Buyer, the Company or the Operating Subsidiary after the Closing, or for any other reasonable purpose, for a period of seven (7) years following the Closing, Seller shall: (i) retain the books and records (including personnel files) of Seller which relate to the Company and the Operating Subsidiary and their respective operations for periods prior to the Closing; and 42

(ii) upon reasonable notice, and at no cost to Seller, afford the Representatives of Buyer, the Company or the Operating Subsidiary reasonable access (including the right to make, at Buyer’s expense, photocopies), during normal business hours, to such books and records. (c) Neither Buyer nor Seller shall be obligated to provide the other party with access to any books or records (including personnel files) pursuant to this Section 5.04 where such access: (i) would violate any Law or (ii) where such access would include information with respect to the business of the Seller or any affiliate of the Company or the Operating Subsidiary or the business of the foregoing. Section 5.05 Public Announcements. Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement. Section 5.06 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement. Section 5.07 Certain Tax Matters. (a) Indemnification by Seller. Except to the extent treated as a liability in the calculation of Closing Working Capital, Seller shall indemnify the Buyer and its Affiliates from and hold them harmless against: (i) any Losses attributable to any breach of or inaccuracy in any representation or warranty made in Section 3.18; (ii) any Losses attributable to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in this Section 5.07; (iii) all Taxes of the Company or the Operating Subsidiary or relating to the business of the Company and the Operating Subsidiary for all Pre-Closing Tax Periods, including without limitation Taxes of the Company and the Operating Subsidiary for any Straddle Period that ends at the close of the Closing Date as determined under Section 5.07(c); (iv) all Taxes imposed on the Company or the Operating Subsidiary under Treasury Regulation 1.1502-6 (or any comparable provision of foreign, state or local law) as a result of the Company’s or the Operating Subsidiary’s inclusion as a member of an affiliated, consolidated, combined or unitary group 43 on or prior to the Closing Date, including an affiliated group under Section 1504 of the Code; and (v) any liability of the Company or the Operating Subsidiary to indemnify, assume or succeed, to the liability of any other Person for Taxes for a Pre-Closing Tax Period, whether disputed or not, and whether arising as a result of having been a member of an affiliated group or by Law, equity, contract (other than pursuant to the terms of an agreement entered into in the Ordinary Course of Business, the principal purpose of which does not relate to Tax) as successor, transferee or otherwise; (vi) any Taxes or Losses imposed on the Company or the Operating Subsidiary on account of the inclusion of any item in income, or exclusion of any item of deduction from taxable income, for any taxable period (or portion thereof) ending after the Closing Date as a result of any item required to be listed in Section 3.18(a)(viii) of the Disclosure Schedules, whether or not such item was disclosed by Seller or was known to Buyer prior to Closing; and (vii) any Taxes or Losses imposed on the Company or the Operating Subsidiary on account of the inclusion of any item in income, or exclusion of any item of deduction, from any taxable period ending after the Closing Date with respect to any (A) uncertain tax positions for which reserves were established by the Company or the Operating Subsidiary in accordance with FASB Interpretation No. 48 (Fin 48) on or prior to the Closing Date; (B) any Tax position taken by the Company or the Operating Subsidiary subject to the penalty under Section 6662 of the Code, whether or not such items or positions described in (A) or (B) were disclosed by Seller or were known to Buyer prior to Closing. Seller shall pay (x) any such Taxes which are reportable on a Tax Return due after the Closing Date at the time specified in Section 5.07(d), and (y) any other Taxes for which it is responsible to pay under this Section 5.07 upon a determination that tax is payable or on written demand, whichever is later. The indemnification under this Section 5.07 shall not exceed the amount of the Purchase Price. (b) Indemnification by Buyer. Buyer agrees to indemnify the Seller and its Affiliates from and hold them harmless against: (i) Taxes attributable to any breach by Buyer or any of its Affiliates of any covenant contained in this Agreement; and (ii) Transfer Taxes for which the Buyer is responsible under Section 5.07(o). (c) Straddle Period. All Taxes and Tax liabilities that relate to a Straddle Period shall be allocated to the Pre-Closing Tax Period as follows: (i) In the case of Taxes (i) based upon, or measured by reference to, income, receipts, profits, wages, capital or net worth, (ii) imposed in connection 44 with the sale, transfer or assignment of property, or (iii) required to be withheld, such Taxes shall be deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and (ii) In the case of other Taxes, such Taxes shall be deemed equal to the amount of such Taxes for the entire period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period. The remainder of the Taxes for the Straddle Period shall be allocated to the Post-Closing Tax Period. (d) Filing of Returns: Seller’s Obligations. (i) Seller shall prepare and timely file, or cause to be prepared and timely filed, all Consolidated Returns that include the Company and/or the Operating Subsidiary and shall pay all Taxes due in respect of such returns. All such Tax Returns, to the extent they relate to the Company or the Operating Subsidiary, shall be prepared in a manner consistent with past practice (unless otherwise required by applicable Law.) From and after the Closing, Buyer shall cause the Company and the Operating Subsidiary to provide Seller and its Affiliates in a timely fashion all filing information relating to the Company or the Operating Subsidiary necessary for the preparation and filing of the Consolidated Returns. (ii) Seller shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns of the Company and the Operating Subsidiary for taxable periods that end on or before the Closing Date and that are required to be filed on or prior to the Closing Date (taking into account any extensions) other than Tax Returns described in Section 5.07(d)(i). All such Tax Returns shall be prepared in a manner consistent with past practice (unless otherwise required by applicable Law). (e) Filing of Returns: Buyer’s Obligations. Buyer shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns of the Company and the Operating Subsidiary for taxable periods that end on or before the Closing Date that are not described in Section 5.07(d) and for any Straddle Period. Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by applicable Law) and without a change of any election or any accounting method and shall be submitted by Buyer to Seller (together with schedules, statements and, to the extent requested by Seller, supporting documentation) at least forty-five (45) days prior to the due date (including extensions) of such Tax Return. If Seller objects to any item on any such Tax Return, it shall, within fifteen (15) days after delivery of such Tax Return, notify Buyer in writing that it so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection. If a notice of objection shall be duly delivered, Buyer and Seller shall negotiate in good faith and use their reasonable best efforts to resolve such items. If Buyer and Seller are unable to reach such 45 agreement within ten (10) days after receipt by Buyer of such notice, the disputed items shall be resolved by a nationally recognized accounting firm selected by Buyer and reasonably acceptable to Seller (the “Accounting Referee”) and any determination by the Accounting Referee shall be final. The Accounting Referee shall resolve any disputed items within fifteen (15) days of having the item referred to it pursuant to such procedures as it may require. If the Accounting Referee is unable to resolve any disputed items before the due date for such Tax Return, the Tax Return shall be filed as prepared by Buyer and then amended to reflect the Accounting Referee’s resolution. The costs, fees and expenses of the Accounting Referee shall be borne equally by Buyer and Seller. The preparation and filing of any Tax Return of the Company and the Operating Subsidiary that does not relate to a Pre-Closing Tax Period shall be exclusively within the control of Buyer. Seller shall pay to Buyer an amount equal to the portion of the Taxes with respect to any such Tax Returns that relates to the Pre-Closing Tax Period, and to the extent such Taxes are not included or reflected on the Closing Statement, at the later of ten (10) Business Days prior to the due date (including extensions) of such Tax Returns or upon written demand therefor. (f) Notice of Tax Claims. Each Party will promptly notify the other Party in writing upon receipt by such Party (or any of its Affiliates) of notice of any pending or threatened audit, examination or proceeding by a Governmental Authority in respect of which an indemnity may be sought pursuant to this Section 5.07 (a “Tax Claim”); provided, however, that the failure of such party to give prompt notice shall not relieve the other party of any of its obligations under this Section 5.07 except to the extent the other party can demonstrate actual prejudice as a result of such failure. (g) Tax Claims for Pre-Closing Periods. Seller may, at its own expense, participate in, and upon written notice to Buyer, assume the defense of any Tax Claim relating to any Pre-Closing Tax Period that ends on or prior to the Closing Date, if Seller has conclusively established in writing its obligation to indemnify the Company, the Operating Subsidiary, the Buyer and their Affiliates with respect to such Tax Claim and all Losses related thereto and at all times conducts the defense of the Tax Claim in good faith and in a reasonably diligent manner. (h) Tax Claims for Straddle Periods. Seller will have the right to participate jointly with the Buyer in representing the interests of the Company or the Operating Subsidiary in any Tax Claim relating to a Straddle Period, if and to the extent that such period includes any Pre-Closing Tax Period, and to employ counsel of its choice at its expense. Buyer and Seller agree to cooperate in the defense of any claim in such proceeding. (i) Seller Consolidated, Combined and Unitary Returns. (i) Notwithstanding anything in this Agreement to the contrary, Seller shall be entitled to control in all respects, and neither Buyer nor any of its Affiliates shall be entitled to participate in, any Tax proceeding with respect to (A) any Tax Return of Seller or (B) any Tax Return of a consolidated, combined or unitary group that includes any member of the Seller Group; and 46

(ii) Seller shall include the income of the Company and the Operating Subsidiary (including any deferred items required to be included in income by Treasury Regulations Section 1.1502-13 and any excess loss account taken into income under Treasury Regulations Section 1.1502-19) on Seller’s federal consolidated income Tax Returns for all periods through the end of the Closing Date and pay any federal income Taxes attributable to such income. (j) Right to Approve Settlement of Tax Claims. Buyer or its Affiliates may not settle, compromise or resolve any Tax Claim for any Pre-Closing Tax Period or Straddle Period without the consent of Seller, which consent shall not be unreasonably withheld or delayed. Seller may not settle, compromise or resolve any Tax Claim that could reasonably be expected to have an adverse effect on Buyer, the Company, the Operating Subsidiary or any of their Affiliates, in any Tax period (or portion thereof) beginning after the Closing Date without the consent of Buyer, which consent shall not be unreasonably withheld or delayed. (k) Cooperation and Exchange of Information. Seller and Buyer shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this Section 5.07 or in connection with any audit or proceeding in respect of Taxes of the Company or the Operating Subsidiary. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to ruling or other determinations by tax authorities. Each of Seller and Buyer shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company or the Operating Subsidiary for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company or the Operating Subsidiary or any taxable period beginning before the Closing Date, Seller or Buyer (as the case may be) shall provide the other party with reasonable written notice and offer the other party the opportunity to take custody of such materials. (l) Tax Refunds. Any Tax refund, credit or similar benefit (including any interest paid or credited with respect thereto) (a “Tax Refund”) relating to the Company or the Operating Subsidiary or their Affiliates for Taxes paid for any Pre-Closing Tax Period shall be the property of Seller. (m) Termination of Existing Tax Sharing Agreements. Notwithstanding anything to the contrary in this Agreement, all liabilities, obligations and other rights between any member of the Seller Group, on the one hand, and the Company or the Operating Subsidiary, on the other hand, under any Tax sharing or Tax indemnity agreement in effect prior to the Closing Date (other than this Agreement) shall cease and terminate as of the Closing Date as to all past, present and future taxable periods. 47

(n) Tax Treatment of Indemnification Payments. Any indemnification payments pursuant to this Section 5.07 shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law. (o) Transfer Taxes. Notwithstanding anything to the contrary in this Agreement, all transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any real property transfer Tax and any other similar Tax, and including any Tax related to the transfer of assets by the International Company Affiliates to Buyer or its designee) shall be borne and paid by Buyer when due. Buyer shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Seller shall cooperate with respect thereto as necessary). (p) Survival. Notwithstanding anything in this Agreement to the contrary, including the limitations set forth in Section 6.01, the provisions of Section 3.18 and this Section 5.07 shall survive for a period of six (6) years. (q) Overlap. To the extent that any obligation or responsibility pursuant to ARTICLE VI of this Agreement may overlap with an obligation or responsibility pursuant to this Section 5.07, the provisions of this Section 5.07 shall govern; provided, that with respect to indemnification procedures, the provisions of ARTICLE VI shall nevertheless govern to the extent not inconsistent with this Section 5.07. Section 5.08 Attorney-Client Privilege. If the Closing occurs, all of the client files and records in the possession of the Company, to the extent related to this Agreement and the transactions contemplated hereby, will be, and continue (and/or be deemed) to be, property of (and be controlled by) the Seller, and neither the Company nor the Operating Subsidiary shall have any duty whatsoever to reveal or disclose to Buyer or any of its Affiliates, any attorney‐ client communications, files or work product related to this Agreement and the transactions contemplated hereby. Buyer further acknowledges and agrees that any attorney-client privilege to the extent involving or relating to the Seller prior to the Closing Date belongs to the Seller and shall remain a privilege of the Seller from and after the Closing Date and neither Buyer nor any of its Affiliates shall have any rights in and to such privilege. Section 5.09 Sale of International Assets. On and subject to the terms and conditions set forth in the International Asset Agreements, Seller will cause the International Company Affiliates to sell to Buyer or its designee, and Buyer or its designee will purchase from the International Company Affiliates, the International Assets. Buyer and Seller acknowledge that a portion of the Closing Date Payment Amount is being remitted hereunder in connection with the UK Asset Agreement on behalf of Buyer’s affiliate, True Fitness Technology UK Limited, and it is the intent of the parties that such portion shall be applied to the “Purchase Price” as such term is defined therein. The portion of the Purchase Price and all other consideration in respect of the International Assets shall be allocated in accordance with Section 1060 of the Internal Revenue Code, as reasonably determined by Seller and subject to review and approval by Buyer, which approval shall not be unreasonably withheld. Buyer and Seller shall cooperate with each other in the preparation and filing of IRS Form 8594 in connection with such allocation. Neither Buyer nor Seller, nor any of their respective affiliates shall take any position (whether in financial 48 statements, audits, tax returns, or otherwise) that is inconsistent with such allocation unless required to do so by applicable Law. Section 5.10 Product Warranty and Leasing. Except for products branded as “Max Trainer”, Buyer will cause the Company and the Operating Subsidiary to honor and perform all product warranty, service, and vendor recourse lease obligations existing immediately prior to Closing with respect to products branded as “Octane” or “Octane Fitness” sold, or services sold or provided in connection with such products, by the Company, the Operating Subsidiary, Seller, or Seller’s other Affiliates or associated with the International Assets (“Buyer Warranty and Leasing Obligations”). Seller will honor and perform all product warranty, service, and vendor recourse lease obligations existing immediately prior to Closing with respect to products branded as “Nautilus”, “Schwinn”, “Bowflex”, “Universal”, or “Max Trainer” sold, or services sold or provided in connection with such products, by the Company, the Operating Subsidiary or the International Company Affiliates (“Seller Warranty and Leasing Obligations”). Section 5.11 Inventory Sell Down Arrangements. For a period of twelve (12) months after the Closing Date: (a) Seller and its Affiliates may sell down all Max Trainer inventory (MTX/MT8000) that is branded with the “Octane” name, logo and/or mark; and (b) Buyer and its Affiliates may sell down all AirDyne inventory (AirDyneX) that is co-branded on such product with any variation of the “AirDyne” name and mark and the “Octane” name, logo, and/or logo. Buyer and its Affiliates shall not sell any Airdyne inventory that is also branded on the product with the “Schwinn” name, logo, and/or mark (“Schwinn AirDyne Inventory”). For the avoidance of doubt, the Company and the Operating Subsidiary have previously conveyed the Schwinn AirDyne Inventory to Seller or its Affiliates and it is the intent of the parties that no Schwinn Airdyne Inventory remains with the Company or the Operating Subsidiary as of the Closing. Buyer hereby grants to Seller a non-exclusive, revocable, non-transferable and royalty- free license to use the “Octane Fitness” mark and Octane logo solely in connection with Seller’s sell down of the Max Trainer inventory, and Seller grants to Buyer a non-exclusive, revocable, non-transferable and royalty-free license to use the “Airdyne” and “AirdyneX” marks solely in connection with Buyer’s sell down of the Airdyne inventory. Each Party’s trademarks shall be used in accordance with guidelines and standards notified from time to time by the party who owns the marks to the other party, and each party shall comply promptly with any directions from the other party or its representative regarding use of the other party’s trademarks. Each party acknowledges that as between the parties any and all goodwill associated with or generated by use of the other party’s trademarks as permitted under this Section 5.11 shall inure to the benefit of the party who owns the trademark. Each party acknowledges the other party’s ownership of and exclusive rights in its trademarks that are licensed under this Section 5.11 and shall not engage in any activity that may have an adverse effect on the reputation and goodwill of the other party’s trademarks. The trademark licenses granted by each party under this Section 5.11 shall automatically expire upon expiration of the sell down period. Section 5.12 Releases. Effective upon the Closing, Seller on its own behalf and on behalf of its Affiliates, successors and assigns (each a “Seller Releasing Party” and, collectively, the “Seller Releasing Parties”), hereby fully releases, remises, acquits and discharges forever, irrevocably and unconditionally, the Company and the Operating Subsidiary and each of their respective past, present and future parents, subsidiaries, affiliates, related parties, successors and assigns, and their respective past, present and future managers, directors, 49 officers, equity-holders, partners, members, investors, employees, agents, attorneys, representatives, successors, beneficiaries, heirs and assigns (each a “Seller Released Party” and, collectively, the “Seller Released Parties”) from, against and with respect to any and all actions, agreements, causes of action, complaints, charges, claims, covenants, contracts, costs, damages, demands, debts, defenses, duties, expenses, fees, injuries, interest, judgments, liabilities, losses, obligations, penalties, promises, reimbursements, remedies, suits, sums of money and torts of any kind and nature whatsoever, whether in law, equity or otherwise, direct or indirect, fixed or contingent, foreseeable or unforeseeable, liquidated or unliquidated, known or unknown, matured or unmatured, absolute or contingent, determined or determinable (collectively, the “Released Claims”), which any of the Seller Releasing Parties ever had or now has, or may hereafter have or acquire, against any of the Seller Released Parties for or by reason of any matter, cause or thing whatsoever arising out of, or relating to: (a) any of the Seller Releasing Parties’ ownership interest in the Company, including, with respect to the allocation or division of the Purchase Price or rights and/or obligations hereunder, or any rights to, or granted under or in connection with, the Shares, or other equity securities of the Company or the Operating Subsidiary, or any options, warrants, rights, calls, subscriptions, convertible or exchangeable securities or other commitments of any kind obligating the Company or the Operating Subsidiary to issue shares of its capital stock or other equity securities or any rights to the payment of dividends or claims of any character, or (b) any intercompany payables owing by either of the Company or the Operating Subsidiary to Seller or any of its Affiliates at or prior to the Closing; provided, however, that this Section 5.12 will not be construed to release any of the Seller Released Parties from its obligations under this Agreement or the other Transaction Documents. If any Seller Releasing Party makes a claim for a Released Claim against the Seller Released Party, Seller agrees to pay the legal and other expenses incurred by such Seller Released Party to defend such claim within ten (10) days of receiving the request for such payment from such Seller Released Party. Section 5.13 Non-Solicitation. For a period of one (1) year after the Closing Date, Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, hire or solicit any Company Continuing Employee or encourage any such employee to leave such employment or hire any such Company Continuing Employee who has left such employment (excluding any such employee who has been involuntarily terminated by Buyer or its Affiliates more than six (6) months after the Closing Date), except pursuant to a general solicitation which is not directed specifically to any such Company Continuing Employee. Seller acknowledges that a breach or threatened breach of this Section 5.13 would give rise to irreparable harm to Buyer for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by Seller, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond). Seller acknowledges that the restrictions contained in this Section 5.13 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement and the Transaction Documents. In the event that any covenant contained in this Section 5.13 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such 50 jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The invalidity or unenforceability of any such covenant as written in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction. Section 5.14 Importation. No later than ten (10) days after the Closing Date, Buyer shall cause the Company and the Operating Subsidiary to use Buyer’s Employee Identification Number (EIN) for purposes of importation of Octane products and to refrain from using the EIN of the Company or the Operating Subsidiary in effect prior to the Closing Date. ARTICLE VI INDEMNIFICATION Section 6.01 Survival. Subject to the limitations and other provisions of this Agreement, all representations, warranties, covenants, and obligations in this Agreement (other than any representations or warranties set forth in Section 5.07 which are subject to Section 5.07), and any certificate, document, or other writing delivered pursuant to this Agreement, will survive the Closing and the consummation and performance of the transactions contemplated hereby. Claims for indemnification under ARTICLE III and ARTICLE IV may only be asserted within the following time periods: (a) claims arising from: (i) any breach by Seller under Section 3.01 (Organization and Authority of Seller), Section 3.02 (Organization, Authority and Qualification of the Company and the Operating Subsidiary), Section 3.03 (Capitalization), Section 3.04 (No Subsidiaries) or Section 3.19 (Brokers) (collectively, “Seller’s Fundamental Warranties”), or (ii) any breach by Buyer under Section 4.01 (Organization and Authority of Buyer), Section 4.04 (Brokers), and Section 4.03 (Investment Purpose) (collectively, “Buyer’s Fundamental Warranties”), may be asserted for a period of six (6) years after the Closing Date; (b) claims arising out of or in connection with a breach under Section 3.18 (Taxes) may be asserted for a period of six (6) years after the Closing Date; (c) claims arising out of or in connection with a breach under Section 3.15 (Environmental Matters) may be asserted for a period of three (3) years after the Closing Date; (d) claims arising out of or in connection with a breach under Section 3.16 (Employee Benefit Matters) may be asserted for a period of three (3) years after the Closing Date; and (e) all other claims (other than any claims related to covenants or agreements contained in Section 5.07 which are subject to indemnification under, and limited solely by, Section 5.07) may be asserted for a period of twelve (12) months after the Closing Date. None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing 51

Date, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms. Section 6.02 Indemnification By Seller. Subject to the other terms and conditions of this ARTICLE VI, including without limitation the survival periods set forth in Section 6.01, Seller shall indemnify Buyer against, and shall hold Buyer harmless from and against, any and all Losses incurred or sustained by, or imposed upon, Buyer based upon, arising out of, with respect to or by reason of: (a) any inaccuracy in or breach of any of the representations or warranties of Seller or the applicable International Company Affiliates contained in this Agreement or in any other Transaction Document; (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller or the applicable International Company Affiliates pursuant to this Agreement or in any other Transaction Document; (c) any unpaid Indebtedness or Transaction Expenses; (d) any obligations of Seller or its Affiliates related to Seller Warranty and Leasing Obligations; or (e) the Company’s or the Operating Subsidiary’s direct or indirect ownership of any interest in, or the operations of, any of the International Company Affiliates, including the transfer of all equity interests in the International Company Affiliates to Seller or an Affiliate of Seller in anticipation of this Agreement (except, in each case, for applicable Product Warranty and Leasing and those liabilities assumed under the International Asset Agreements). Section 6.03 Indemnification By Buyer. Subject to the other terms and conditions of this ARTICLE VI, including without limitation the survival periods set forth in Section 6.01, Buyer shall indemnify Seller against, and shall hold Seller harmless from and against, any and all Losses incurred or sustained by, or imposed upon, Seller based upon, arising out of, with respect to or by reason of: (a) any inaccuracy in or breach of any of the representations or warranties of Buyer or its applicable Affiliates contained in this Agreement or in any other Transaction Document; (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer or its applicable Affiliates pursuant to this Agreement or in any other Transaction Document; (c) any obligations of Buyer, the Company or the Operating Subsidiary related to Buyer Warranty and Leasing Obligations; or (d) any obligations of the Seller or its Affiliates for any severance payable to any of the Company Continuing Employees attributable to their termination made by or 52 at the direction of Buyer, the Company or the Operating Subsidiary at or following the Closing. Section 6.04 Certain Limitations. The party making a claim under this ARTICLE VI is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this ARTICLE VI is referred to as the “Indemnifying Party”. The indemnification provided for in Section 6.02 and Section 6.03 shall be subject to the following limitations: (a) The Indemnifying Party shall not be liable to the Indemnified Party for indemnification under Section 6.02(a) or Section 6.03(a), as the case may be, until the aggregate amount of all Losses in respect of indemnification under Section 6.02(a) or Section 6.03(a) exceeds one-half percent (0.5%) of the Purchase Price (the “Deductible”), in which event the Indemnifying Party shall only be required to pay or be liable for Losses in excess of the Deductible. Notwithstanding the foregoing, the Deductible limitation set forth in this Section 6.04(a) shall not apply (i) to breaches or inaccuracies of the Seller’s Fundamental Warranties or the Buyer’s Fundamental Warranties, or (ii) in the case of fraud. (b) The aggregate amount of all Losses for which Seller shall be liable pursuant to Section 6.02(a) (other than any claims arising from the breach of Sellers’ Fundamental Warranties, any Specified Claims or fraud), shall not exceed fifty percent (50%) of the Retention Amount. For any indemnification claims by Buyer against Seller pursuant to Section 6.02(a) relating to a Specified Claim, the aggregate amount of all Losses for which Seller shall be liable pursuant to Section 6.02(a) shall not exceed five percent (5%) of the Purchase Price. The aggregate amount of all Losses for which Buyer shall be liable pursuant to Section 6.03(a) (other than any claims arising from the breach of Buyers’ Fundamental Warranties or fraud), shall not exceed two percent (2%) of the Purchase Price. For any indemnification claims by Buyer against Seller relating to a breach involving any of Seller’s Fundamental Warranties, and for any claims by Seller against Buyer relating to a breach involving any of Buyer’s Fundamental Warranties or claims arising from Section 6.03(b) through Section 6.03(c), the respective indemnification obligations shall not exceed the Purchase Price. Notwithstanding the foregoing, no cap shall apply in the case of fraud by Seller or Buyer, as the case may be. (c) The amount of any and all Losses subject to indemnification pursuant to Section 6.02 or Section 6.03 shall be determined net of any amounts actually recovered by the applicable Indemnified Party under insurance policies (other than the R&W Insurance Policy) and any indemnity, contribution or other similar agreements or arrangements with third parties) in respect of any such Losses, and no right of subrogation shall accrue to any such third party insurer or indemnitor hereunder, except in the case of fraud. (d) Payments by an Indemnifying Party pursuant to Section 6.02 or Section 6.03 in respect of any Loss shall be reduced by an amount equal to any Tax benefit realized or reasonably expected to be realized as a result of such Loss by the Indemnified Party. 53

(e) For purposes of determining whether a breach of any representation or warranty for purposes of Section 6.02(a) has occurred, and the amount of any Losses that are the subject matter of a claim for indemnification thereunder, each representation and warranty contained in this Agreement and in each Transaction Document delivered pursuant hereto shall be read without regard and without giving effect to any materiality or Material Adverse Effect standard or qualification contained in such representation or warranty (as if such standard or qualification were deleted from such representation and warranty). (f) Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Loss to the extent required by applicable Law upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto. (g) Notwithstanding anything to the contrary set forth in this Agreement, the representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate. (h) For the avoidance of doubt: (i) indemnification with respect to Taxes, to the extent of any overlap with the provisions of this ARTICLE VI, shall be governed by covered by the provisions set forth in Section 5.07; and (ii) the provisions of this ARTICLE VI shall be construed and applied in a manner that will not result in double recovery, including with respect to any Working Capital Adjustment. (i) With respect to any Losses for which Buyer is entitled to indemnification under Section 6.02(a) (other than Specified Claims), Buyer shall (and, to the extent necessary, shall cause its Affiliates to) use commercially reasonable efforts to diligently make and pursue claims under the R&W Insurance Policy for Losses. Buyer acknowledges and agrees that it shall not be entitled to recover such Losses from Seller under Section 6.02(a) to the extent (i) such Losses would have been covered under the R&W Insurance Policy but coverage for such Losses was denied under the R&W Insurance Policy solely because Buyer failed to properly make a claim thereunder or to otherwise comply with the terms thereof, and (ii) such failure is not caused by Seller's fraud or breach of this Agreement. Section 6.05 Indemnification Procedures. (a) Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any action, suit, claim or other legal proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the 54

Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, to the extent reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that the Indemnifying Party may not assume control of the defense of any Third-Party Claim if (i) it involves criminal liability, (ii) the Indemnified Party has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party, (C) the Indemnifying Party has failed or is failing to vigorously prosecute or defend such claim or (D) the claim seeks an injunction or other equitable relief against the Indemnified Party. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 6.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party, and it shall not be liable to the Indemnified Party for any fees of other counsel or any other expenses with respect to the defense of such Claim, other than reasonable fees and expenses incurred by the Indemnified Party (including reasonable fees and expenses of counsel employed by the Indemnified Party) for any period during which the Indemnifying Party has not assumed the defense thereof. The Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. If the Indemnifying Party elects not to compromise or defend such Third-Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or is otherwise prohibited from doing so pursuant to the terms hereof, the Indemnified Party may, subject to Section 6.05(b), pay, compromise, defend such Third-Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third-Party Claim. Seller and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available (subject to the provisions of Section 5.04) records relating to such Third-Party Claim and furnishing, at the sole cost and expense of the Indemnifying Party, management employees of the non- defending party as may be reasonably necessary for the preparation of the defense of such Third-Party Claim. (b) Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), except as provided in this Section 6.05(b); provided, it shall not be unreasonable for an Indemnified Party to withhold its consent to any proposed settlement, compromise or judgment that (i) does not include a full and unconditional release of such Indemnified Party, (ii) includes any monetary remedy 55 against the Indemnified Party for which such Indemnified Party is not fully indemnified by the Indemnifying Party pursuant to the terms of this Agreement, or (iii) includes any non-monetary obligation of, or restriction on, such Indemnified Party. If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third-Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third-Party Claim, the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 6.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed, subject to the provisions of this Section 6.05(b)). (c) Direct Claims. Any claim by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, to the extent reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 30 days after its receipt of such notice to respond in writing to such Direct Claim. During such 30-day period, the Indemnified Party shall grant reasonable access to the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request, at the sole cost and expense of the Indemnifying Party. If the Indemnifying Party does not so respond within such 30-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement. Section 6.06 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law. 56

Section 6.07 Exclusive Remedies. Subject to Section 7.11 and the provisions set forth in Section 5.07 with respect to indemnification related to Taxes, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud on the part of a party hereto in connection with the transactions contemplated by this Agreement or claims under Section 7.11) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this ARTICLE VI. In furtherance of the foregoing, except in the case of fraud and under Section 7.11, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this ARTICLE VI or in Section 5.07. Nothing in this Section 6.07 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled pursuant to Section 7.11 or to seek any remedy on account of intentional fraud by any party hereto. Section 6.08 Satisfaction of Indemnification Claims. From and after the Closing, any Losses resulting from a breach of the Seller’s representations and warranties for which the Buyer is entitled to indemnification pursuant to Section 6.02(a) shall be satisfied: (a) First, to the extent such Losses exceed the Deductible, by recovery from Seller in an amount not to exceed one-half of the Retention Amount; (b) Second, to the extent such Losses exceed the Retention Amount, by recovery under the R&W Insurance Policy, unless and until recovery under the terms thereof has been denied, but only to the extent such coverage is available (after giving effect to the terms thereof, including any applicable deductible or limit thereunder), except for Specified Claims; and (c) Third, to the extent such Losses arise from (i) a claim for breach of Seller’s Fundamental Representations and exceed the Retention Amount and are not covered under the R&W Insurance Policy for any reason (including due to exclusion, the coverage limit being exceeded, or denial of coverage), or (ii) a Specified Claim, from the Seller, subject to the terms of Section 6.04(i) and Section 6.04(i). ARTICLE VII MISCELLANEOUS Section 7.01 Expenses. Except as otherwise expressly provided herein (including Section 5.07 hereof), all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred. 57

Section 7.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02): If to Seller: Nautilus, Inc. 17750 SE 6th Way Vancouver, WA 98683 Attention: Wayne Bolio, SVP Law and Human Resources Facsimile: 360-694-7755 E-mail: wbolio@nautilus.com with a copy to: Lane Powell PC 601 SW Second Avenue, Suite 2100 Portland, OR 97204 Attention: Jeffrey C. Wolfstone Facsimile: 503-778-2200 E-mail: wolfstonej@lanepowell.com If to Buyer: True Fitness Technology, Inc. 865 Hoff Road St. Louis, MO 63366 Attention: Ward Petito, Chief Operating Officer E-mail: wmpetito@truefitness.com with a copy to: Lewis Rice LLC 600 Washington Ave., Suite 2500 St. Louis, MO 63101 Attention: Alfred J. Ludwig Facsimile: 314-612-7605 E-mail: aludwig@lewisrice.com Section 7.03 Interpretation. For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an 58 agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. Section 7.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. Section 7.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible. Section 7.06 Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control. Section 7.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder. Section 7.08 No Third-Party Beneficiaries. Except as provided in Section 5.03 and ARTICLE VI, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Section 7.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after 59 that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Section 7.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). (b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF DELAWARE IN EACH CASE LOCATED IN THE STATE OF DELAWARE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10(c). 60

Section 7.11 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Section 7.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. Section 7.13 Non-recourse. This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney or other Representative of any party hereto or of any Affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim or Action based on, in respect of or by reason of the transactions contemplated hereby. [SIGNATURE PAGE FOLLOWS] 61

Execution Version EXHIBIT C Form of Netherlands Asset Agreement [see attached]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. Execution copy Private & Confidential Dated 14 October 2020 OCTANE FITNESS INTERNATIONAL B.V. (1) TRUE FITNESS TECHNOLOGY IRELAND LIMITED (2) NL Asset Transfer Agreement 1 707472.0019/8231680.1

THIS AGREEMENT is made on 14 October 2020 BETWEEN: (1) OCTANE FITNESS INTERNATIONAL B.V. incorporated under the laws of the Netherlands and registered with the trade register under nr. 24380412 and having its registered office at Rivium Westlaan 19, 2909 LD Capelle aan den IJssel, the Netherlands, represented by its director W.M. Bolio (the “Seller”); and (2) TRUE FITNESS TECHNOLOGY IRELAND LIMITED (registered in Ireland number 125758) having its registered office at Rhenus Logistics Limited, Kore Development Park, John F. Kennedy Drive, Naas Road, Dublin 12, Ireland (the “Buyer”). IT IS AGREED as follows: A. On or around the date of this Agreement, Nautilus, Inc., a Washington corporation which owns all of the equity interests in the Seller (“Seller Parent”), and True Fitness Technology, Inc., a Missouri corporation which owns all of the equity interests in the Buyer entered into a stock purchase agreement (the "SPA") for the sale and transfer by Nautilus, Inc. of all stock in OF Holdings, Inc. to True Fitness Technology, Inc. (the “US Transaction”). B. In connection with the US Transaction, the Seller wishes to sell and transfer the Business to the Buyer and the Buyer wishes to purchase and acquire the Business from the Seller (the "Transaction"), on the terms and subject to the provisions of this Agreement. IT IS AGREED as follows: 1 DEFINITIONS AND INTERPRETATION 1.1 In this Agreement unless the context otherwise requires: “Accounts Receivable" means the accounts receivable (vorderingen op naam) in relation to the Business as at the Completion Date listed on schedule 1; “Agreement” means this asset sale, purchase and transfer agreement, including all schedules thereto; “Assets” means the Stock, the Business Records, the Accounts Receivable, the Trade Payables and the Book Debts; "Assumed Liabilities" means those warranty obligations and Trade Payables in relation to the Business as at the Completion Date expressly listed in schedule 2; “Book Debts” means the Accounts Receivable and the benefit of those pre-paid amounts listed in schedule 1; “Business” means that part of the business of the Seller known as "Octane Fitness" being the business of the sale and service of Octane-branded fitness equipment, but excluding products branded as “Nautilus”, “Schwinn”, “Bowflex”, “Universal”, or “Max Trainer” sold, or services sold or provided in connection with such products, as carried on at the Completion Date; 707472.0019/8231680.1

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are generally open in the Netherlands, the United States and Ireland for the conduct of normal business. “Business Name” means Octane Fitness; “Business Records” means all documents, papers and records (electronic, tangible or intangible) relating to the Business, including but not limited to, the Stock, the Employees and the Book Debts; “Completion” means completion of the sale, purchase and transfer of the Assets on the Completion Date by the performance by the parties of their respective obligations under clause 6; “Completion Actions” has the meaning ascribed thereto in clause 6.7; “Completion Date” means the fifth (5th) Business Day after fulfilment or waiver of all of the Conditions Precedent, but not earlier than fifteen (15) Business Days after the Signing Date, or such other date as may be agreed upon between the parties; “Completion Payment Amount” has the meaning ascribed thereto in clause 3.2; “Conditions Precedent” has the meaning ascribed thereto in clause 4.1; “Consideration” has the meaning ascribed thereto in clause 3.1; “Encumbrance” means any option, trust, power of sale, title retention, pre-emption right, right of first refusal, right of usufruct, Security Interest or other restriction, encumbrance, right, claim or interest of any kind, whether legal or equitable (or a legally binding agreement or commitment to create any of them); [***] “Escrow” means the arrangement under the Escrow Agreement as such term is defined in the SPA; “Estimated Consideration” has the meaning ascribed thereto in clause 3.3; “Excluded Assets” means all property, rights and assets owned by the Seller other than the Assets; [***] 707472.0019/8231680.1

“NewCo” has the meaning ascribed thereto in clause 5.1; “Long Stop Date” has the meaning ascribed thereto in clause 4.6; [***] “Pension Administrator” has the meaning ascribed thereto in clause 5.88; “Security Interest” means a mortgage, lien, pledge, charge (fixed or floating), assignment by way of security, hypothecation or other security interest (or an agreement or commitment to create any of them); “Signing Date” means the date of this Agreement; “SPA” has the meaning ascribed thereto in Recital A; “Stock” means finished goods and parts in relation to the Business as at the Completion Date listed in schedule 4; “Stock Amount” means the aggregate book value of the Stock as at the Completion Date; "Trade Payables" means the payables related to the Business as at the Completion Date expressly set out in schedule 2; “Transaction” has the meaning ascribed thereto in Recital B; “US Transaction” has the meaning ascribed thereto in Recital A; 1.2 In this Agreement unless the context otherwise requires: (a) references to a clause or schedule are to a clause of, or a schedule to, this Agreement, references to this Agreement include its schedules and references in a schedule or part of a schedule to a paragraph are to a paragraph of that schedule or that part of that schedule; (b) references to this Agreement or any other document or to any specified provision in any of them are to this Agreement, that document or that provision as in force for the time being and as amended from time to time in accordance with their terms or, as the case may be, with the agreement of the relevant parties; (c) words importing the singular include the plural and vice versa, words importing a gender include every gender and references to persons include corporations, partnerships and other unincorporated associations or bodies of persons; (d) the words and phrases “other”, “including” and “in particular” shall not limit the generality of any preceding words or be construed as being limited to the same class as the preceding words where a wider construction is possible; 707472.0019/8231680.1

(e) a reference to any enactment shall include: (i) any provision which it has re-enacted (with or without modification) or modified; and (ii) that enactment as re-enacted, replaced or modified from time to time, whether before, on or after the date of this Agreement; but any such changes taking effect after the date of this Agreement shall not impose additional liability or obligation on any of the parties or deprive any of them of any right, in each case under this Agreement; and (f) references to books, records or other information include paper, electronically or magnetically stored data, film, microfilm, and information in any other form and references to “writing” or “written” include faxes and any other method of reproducing words in a legible and non-transitory form (excluding email). 1.3 The contents table and the descriptive headings to clauses, schedules and paragraphs in this Agreement are inserted for convenience only, have no legal effect and shall be ignored in interpreting this Agreement. 2 SALE, PURCHASE AND TRANSFER OF ASSETS 2.1 On the terms and subject to the provisions of this Agreement, the Seller hereby sells with full title guarantee and free from all Encumbrances and the Buyer hereby purchases from the Seller the Business and Assets with effect from the Completion Date, with a view to carrying on the Business as a going concern in succession to the Seller. 2.2 On the terms and subject to the provisions of this Agreement, the Seller shall transfer title to, and beneficial ownership of, and any risk attaching to the Assets to the Buyer on the Completion Date, which transfer the Buyer shall accept, all in accordance with clause 6. 2.3 The parties acknowledge and agree that the Excluded Assets are not included in the Transaction. 2.4 The Seller shall not be obliged to complete the sale of any of the Assets unless the purchase of all the Assets is completed simultaneously. 2.5 Subject to the terms and conditions set out in this Agreement and subject to Completion taking place, the Business (and therefore the Assets) shall be for the economic benefit, risk and account of the Buyer as of the Completion Date. 3 CONSIDERATION AND PAYMENT Consideration 3.1 The consideration for the Assets (the “Consideration”) shall be: (a) the Stock Amount; (b) the Accounts Receivable; and (c) the assumption by the Buyer of the Assumed Liabilities. 707472.0019/8231680.1

Completion Payment Amount 3.2 The amount payable at Completion (the "Completion Payment Amount") shall be the Estimated Consideration less the funds received by Seller Parent from the Escrow on the Completion Date. On the Completion Date, the Buyer shall pay the Completion Payment Amount by electronic funds transfer to a bank account notified by the Seller to the Buyer. 3.3 At the latest 5 (five) Business Days prior to the Completion Date, the Seller shall deliver to the Buyer a written statement containing an estimate of the amount of the Stock Amount, the Account Receivables and the Account Payable, providing sufficient detail and underlying figures as to enable the Buyer to assess the amounts and basis for the estimated Consideration (the “Estimated Consideration”). 3.4 Following delivery by the Seller of the Estimated Consideration statement, the Seller and the Buyer shall jointly agree on the Estimated Consideration. If no agreement has been reached at noon on the day which is 3 (three) Business Days prior to the expected Completion Date, the Completion Payment Amount shall be the amount of the Estimated Consideration that is not subject to good faith dispute. Post-Completion adjustment 3.5 Not later than twenty (20) Business Days following the Completion, the Seller shall deliver to the Buyer a complete and accurate list of the Stock, the Account Receivables and the Trade Payables as of the Completion Date and a calculation of the final value of the Stock Amount, the Account Receivables and the Trade Payables, and as such the final Consideration (less the amount of received by Seller Parent from the Escrow, the “Final Consideration”). 3.6 No later than 3 (three) Business Days after the Final Consideration has been finally agreed or established pursuant to this Agreement: (a) if the Final Consideration is higher than the Completion Payment Amount, the Buyer shall pay to the Seller the amount by which the Final Consideration exceeds the Completion Payment Amount; or (b) if the Final Consideration is lower than the Completion Payment Amount, the Seller shall pay to the Buyer the amount by which the Completion Payment Amount exceeds the Final Consideration, by transferring such amount into the bank account of the receiving party. 3.7 Any payment pursuant to this Agreement other than the payment of the Consideration or any part thereof shall, to the extent possible, be treated as an adjustment of the Consideration. 4 CONDITIONS PRECEDENT Conditions Precedent 4.1 [***] 707472.0019/8231680.1

4.2 The Conditions Precedent set out in clause 4.1(a) through 4.1(d) are for the benefit of the Buyer and may be solely waived by the Buyer in writing prior to or on the Completion Date. Fulfilment of Conditions Precedent 4.3 Subject to the provisions below, each party shall, in the period between the Signing Date and Completion, use reasonable endeavours to cause the respective Conditions Precedent to be fulfilled as soon as possible. 4.4 The Seller undertakes to provide or procure the provision of such information to the Buyer as may be in its or the Seller’s group possession or under its or the Seller’s group control and may reasonably be requested from it by the Buyer in connection with the satisfaction of the Conditions Precedent. The Seller and the Buyer shall refrain from actions that could, directly or indirectly, cause delay, hinder, impede or prejudice satisfaction of the Conditions Precedent. 4.5 Each party shall immediately when it becomes known to it: (a) notify the other party immediately upon the fulfilment of the Conditions Precedent; and (b) disclose in writing to the other party any issue which will or may prevent any of the Conditions Precedent from being fulfilled. Long Stop Date 4.6 If the Conditions Precedent have not been satisfied or waived or if Completion has not taken place by 30 November 2020 (the "Long Stop Date"), or such later date as the parties may agree in writing, this Agreement shall, subject to clause 13, automatically terminate. 5 PRE-COMPLETION COVENANTS Access and information 5.1 Within 15 (fifteen) Business Days after the Signing Date, the Buyer incorporate a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (the “NewCo”) and assign (contractsoverneming), without release of the Buyer of its obligations (contractuele rechtsverhouding), its rights under this Agreement to the NewCo. 5.2 During the period between the Signing Date and Completion, the Seller shall: 707472.0019/8231680.1

(a) permit the Buyer and any person authorised by the Buyer to have access, during regular business hours and upon reasonable advance notice, to all premises occupied by, and to the books and records of, the Seller in relation to the Business; and (b) furnish to the Buyer and any person authorised by the Buyer any information with respect to the Business that the Buyer and any person authorised by the Buyer may request. The Seller shall fully co-operate in connection with the foregoing activities. 5.3 During the period between the Signing Date and Completion, the Seller shall inform the Buyer promptly of any developments or circumstances in relation to the Business, including any possible breach of this Agreement. Conduct of business 5.4 During the period between the Signing Date and Completion, the Seller shall, subject to clause 5.5, continue to operate the Business in a normal and prudent manner consistent with past and present practice and: (a) use its reasonable efforts to preserve good relationships with customers, suppliers, employees and others having business or professional relationships with the Seller in respect of the Business, including any relevant trade unions and any relevant authority; (b) keep all assets in use by the Seller in relation to the Business in good working order and state of maintenance and repair and adequately insured, and maintain all licenses, consents and authorisations necessary to carry on the Business; (c) comply with all applicable laws and regulations in carrying out the Business; and (d) maintain all accounting and other records pertaining to the Business in the ordinary course of business, consistent with past and present practice and in accordance with all applicable laws and regulations. 5.5 Without prejudice to the generality of clause 5.4, the Seller shall, in the period between the Signing Date and Completion, unless otherwise provided in this Agreement, without the prior written consent of the Buyer, not: (a) take any action which will result in a material change to the Business (and therefore including the Assets), and not create, grant or issue any Encumbrance over the Assets; (b) discontinue or cease, or dispose of any material part of the Business; (c) amend the employment terms of any of the Employees, other than (i) to the extent required under applicable law or by virtue of any applicable collective labour agreement or (ii) customary (annual) salary increases consistent with past and present practice; (d) give notice of termination of employment or dismiss any Employee, other than for urgent cause (dringende reden) or hire any new employees or temporary workers in respect of the Business); (e) apply for any change in the status with the social security authority (‘UWV’) in such manner that it will carry risk of the Employees becoming incapacitated (‘eigen risico drager’); (f) amend or terminate any agreement material for the Business; 707472.0019/8231680.1

(g) institute or settle any legal proceedings (other than relating to debt collection in the ordinary course of business) in respect of the Business; and/or (h) authorize or enter into any agreement or commitment with respect to any of the foregoing. Third party consents 5.6 In the period between the Signing Date and Completion, the Seller and the Buyer shall cooperate in good faith and the Seller shall use reasonable endeavours to achieve that the creditors of the Seller under the Accounts Payable shall give their consent to and/or cooperate with the transfer to the Buyer and the assumption by the Buyer of the Accounts Payable in accordance with the provisions of this Agreement. 5.7 [***] 5.8 6 COMPLETION Place of Completion 6.1 Completion shall take place at the Seller’s registered office (or at such other place as the parties may agree) on the Completion Date. The Business as at Completion 6.2 Ultimately 3 (three) Business Days prior to the Completion Date, the Seller shall provide the Buyer with complete and accurate updated (as per the date thereof) lists of the Assets, in a format to be mutually agreed between the Seller and the Buyer. Transfer of Assets by delivery 6.3 On the terms and subject to the provisions of this Agreement, the Seller shall deliver to the Buyer or make available for collection by the Buyer at the location of the Property all of the 707472.0019/8231680.1

Assets title to which is transferable by delivery (levering door bezitsverschaffing) on the Completion Date, and shall deliver into the possession (levering door bezitsverschaffing) those Business Records that cannot be transferred electronically. 6.4 To the extent that any Assets title to which is transferable by delivery (levering door bezitsverschaffing) are in the possession of third parties, the Seller shall assign all rights and claims against such third parties for the delivery of such Assets (longa manu) to the Buyer on the Completion Date and shall direct any third parties who hold title to, or rights in, or are in possession of any such Assets to hold such Assets for the Buyer as of the Completion Date. Transfer of Accounts Receivable 6.5 On the terms and subject to the provisions of this Agreement, the Seller shall transfer and assign (cessie) each of the Accounts Receivable (and any interest accrued thereon) to the Buyer on the Completion Date and the Buyer shall accept the assignment of the Accounts Receivable pursuant to a deed of assignment (akte van cessie), in a form mutually acceptable to the Buyer and the Seller. The Buyer will procure that the relevant debtors will be notified of this assignment as soon as possible after Completion. Should any Accounts Receivable properly payable to the Buyer be paid directly to the Seller by a debtor, whether before or after Completion, such amount shall be paid by the Seller to the Buyer promptly following the later to occur of Completion or the Seller’s receipt thereof. Transfer of Trade Payable 6.6 On the terms and subject to the provisions of this Agreement, the Seller shall transfer each of the Trade Payables (including any due and payable interest owed in respect of such liabilities) to the Buyer on the Completion Date and the Buyer shall accept and assume the Trade Payables, pursuant to a deed of transfer of debt (akte van schuldoverneming), in a form mutually acceptable to the Buyer and the Seller. The Seller will procure that the relevant creditors will be notified of this assignment in order to obtain the required consent of such creditor. Breach of Completion Actions 6.7 If on the Completion Date, the Seller or the Buyer is in breach of any of the actions set out in clauses 6.1 through clause 6.6 (the “Completion Actions”), and such breach results in Completion not occurring, then, without prejudice to any other rights and remedies available to it, the non-defaulting party shall be entitled to: (a) effect Completion on the Completion Date insofar as practicable having regard to the default(s) that has/have occurred; (b) set a new date for Completion or, as the case may be, for the performance of the remaining Completion Actions in accordance with clause 6.8; or (c) terminate this Agreement by written notice to the defaulting party if and to the extent the relevant breach constitutes a material breach of a Completion Action, unless such breach is remedied within 7 (seven) Business Days after the originally scheduled Completion Date. 6.8 Further to clause 6.7, in the event the non-defaulting party chooses, in such party's sole discretion, not to effect or complete Completion in accordance with clause 6.7, a new date for 707472.0019/8231680.1

Completion may be set by such non-defaulting party occurring in the period between 5 (five) and 20 (twenty) Business Days after the original Completion Date, in which case the provisions of clauses 6.1 through clause 6.6 shall apply to Completion as so deferred. If on the new date set for Completion in accordance with this clause 6.8, the Seller or the Buyer is in breach of any of the Completion Actions and such breach results in Completion not occurring, clause 6.7 and this clause 6.8 shall equally apply, mutatis mutandis. 6.9 If this Agreement is terminated in accordance with clause 6.7 and any actions referred to in clauses 6.1 through clause 6.6 have been taken, subject to clause 13 the parties shall as soon as possible undo those actions and shall give all necessary cooperation to undo those actions already taken. 7 EMPLOYEES [***] 707472.0019/8231680.1

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8 APPORTIONMENTS 8.1 parties agree that if and to the extent that after the Completion Date parties would establish that certain assets and/or liabilities (including the rights and obligations in, to and under certain agreements) related to the Business have not been transferred by the Seller to the Buyer, the Seller shall, transfer all such assets (free and clear from any Encumbrances) and/or liabilities, and the Buyer shall accept such assets and/or liabilities from the Seller, on the terms and subject to the conditions set out in this Agreement. 8.2 Unless otherwise agreed all outgoing payments relating to or payable in respect of the Assets up to and including the Completion Date shall be borne by the Seller and as from the Completion Date shall be borne by the Buyer. All payments receivable in respect of the Assets up to and including the Completion Date (other than the Book Debts) shall belong to and be payable to the Seller and as from the Completion Date shall belong to and be payable to the Buyer. 9 VAT 9.1 The transfer of the Business constitutes a transfer of an independent part of the Seller’s business so that this transfer is exempt from VAT (‘Omzetbelasting’) pursuant to Section 37d of the Dutch VAT Act (‘Wet Omzetbelasting’), and the parties agree to use all reasonable efforts to uphold that position vis-à-vis any relevant tax authority. However the parties agree that in the event the relevant tax authorities are of the opinion that this transfer is not exempt from VAT and the relevant tax authorities have confirmed this in writing, any VAT payable on (part of) the Purchase Price, including any interest, surcharge or penalty, shall be borne by the Buyer, provided that the Seller will send the Buyer a valid invoice including a specification of the VAT. 9.2 The period during which claims relating to VAT can be made under this Agreement is limited to the statutory limitation period (naheffingstermijn) plus 3 (three) months. 707472.0019/8231680.1

10 POST-COMPLETION MATTERS AND FURTHER ASSURANCE Assumed Liabilities 10.1 The Assumed Liabilities shall constitute “Buyer Warranty and Leasing Obligations” as such term is defined in the SPA. With respect to any claims or disputes between the parties arising out of or relating to the Assumed Liabilities, the parties agree that, to the extent not prohibited by applicable law, such claims or disputes shall be subject in all respects to the procedures set forth in clause VI of the SPA. Further action 10.2 The Seller shall at the request and cost of the Buyer execute or, so far as it is able, procure that any relevant third party shall execute all such documents and/or do or, so far as it is able, procure the doing of such acts and things as the Buyer shall after Completion reasonably require in order to give effect to this Agreement and any documents entered into under it and, in particular, to effect the transfer of legal title to the Assets to the Buyer at Completion or as soon as possible after Completion. Notices 10.3 On receiving any notices, correspondence, information, enquiries or orders in relation to the Assets the Seller shall as soon as reasonably practicable pass them to the Buyer. Retention of records 10.4 The Buyer shall, for a period of seven years from Completion, at the prior written request and cost of the Seller, give the Seller and its representatives such reasonable access during business hours to the Business Records which are delivered under this Agreement as the Seller may reasonably require for purposes of fulfilling its legal requirements or asserting its rights under this Agreement or the SPA. 10.5 The Seller shall, for a period of seven years from Completion, at the prior written request and cost of the Buyer, give the Buyer and its representatives such reasonable access during business hours to those books, accounts, records and returns not transferred under this Agreement but which relate to the Business as the Buyer may reasonably require in connection with its conduct of the Business. Use of name 10.6 The Seller shall change its name to a name which does not include the Business Name and which is not similar to the Business Name or which can be deemed confusing in relation to the Business Name ultimately within 30 days after the date of Completion, and undertakes towards the Buyer that it will not directly or indirectly use the Business Name. Indemnification 10.7 Notwithstanding anything to the contrary set forth herein, the parties agree that, (i) Seller’s obligations to indemnify Buyer hereunder shall constitute “obligations to be performed by the Seller or its applicable International Company Affiliates” in connection with clause 6.02(b) of the SPA; (ii) Buyer’s obligations to indemnify Seller hereunder shall constitute “obligations to be performed by the Buyer or its applicable International Company Affiliates” in connection with clause 6.03(b) of the SPA; and (iii) to the extent not prohibited by applicable law, such obligations, and any claims or disputes relating thereto, shall be subject in all respects to the 707472.0019/8231680.1 procedures set forth in clause VI of the SPA. 11 CONFIDENTIALITY 11.1 Except as permitted under the SPA, and subject to the provision of clause 11.2 and 11.3 neither the Seller nor the Buyer shall make (or permit any other member of the Seller’s group or the Buyer’s group to make) any announcement concerning the Transaction or any ancillary matter before, on, or after Completion. 11.2 The Seller and the Buyer shall and shall procure that each member of the Seller’s group and the Buyer’s group (as the case may be) shall keep confidential the terms of this Agreement and all information provided to it by or on behalf of the other party or otherwise obtained by or in connection with this Agreement which relates to the other party or any member of the Buyer’s group or the Seller’s group (as the case may be). 11.3 Nothing in this clause prevents any announcement being made or any confidential information being disclosed by any party: (a) on or following the Completion Date, if the parties have reasonably agreed on the contents of such announcement; or (b) to the extent required by applicable law or any competent regulatory body or recognised stock exchange or under any agreement with any tax authority existing at the Signing Date or to comply with any applicable accounting requirements; any party so required to disclose any confidential information shall promptly notify the other party, to the extent lawful to do so, before disclosure occurs and shall consult with the other party regarding the timing and content of such disclosure and shall take such action which the other party may reasonably request/which may reasonably be required to challenge the validity of such disclosure requirement; or (c) to the extent that such information is public knowledge other than through unlawful disclosure by that party/of which that party at the time of such disclosure was or could reasonably have been aware that it was unlawful; or (d) in legal proceedings to the extent reasonably necessary to exercise its rights under this Agreement; or (e) to that party's professional advisers or its financiers subject to a duty of confidentiality and only to the extent necessary for any lawful purpose. 12 SUCCESSORS, ASSIGNS AND THIRD PARTY RIGHTS 12.1 This Agreement shall be binding on and shall enure for the benefit of the successors in title or interest of each party. 12.2 None of the parties (nor any other person entitled to enforce rights under this Agreement) may assign the benefit of any rights under this Agreement; provided, however, that: (a) a party may assign the benefit of its rights under this Agreement in connection with the sale or transfer of all or substantially all of the assets of such party; and (b) the Buyer may assign this Agreement (contractsoverneming) to NewCo or any other wholly-owned subsidiary which is designated by the Buyer to acquire the Business, 707472.0019/8231680.1 without prejudice to any of the obligations of the Buyer under this Agreement, and the Seller hereby provides its consent in respect of such assignment. 13 CONSEQUENCES OF TERMINATION 13.1 In the event that this Agreement is terminated pursuant to clause 4.6 or pursuant to clause 6.7, this Agreement shall have no further effect with the exception of the provisions set out in clause 1, clause 11 and clause 16 which provisions shall survive any termination of this Agreement indefinitely. 13.2 Termination of this Agreement pursuant to the provisions of clause 4.6 or pursuant to clause 6.7 shall be without prejudice to the liability of any party as a result of such party failing to fulfil any of its obligations under this Agreement. 14 NOTICES 14.1 Any notice required to be served or issued under this Agreement must be in writing and may be hand delivered or sent by first class post or registered delivery post to the registered office for the time being of the party to be served or may be sent by facsimile or e-mail of a PDF document (with confirmation of transmission) to the then current facsimile number of the party to be served, and, in each case, shall also be provided in the manner set forth in Section 7.02 of the SPA to the applicable affiliate of the party receiving notice. 14.2 Any notice referred to in clause 11.1 shall be deemed to have been served: (a) if hand delivered, at the time of delivery; (b) if sent by post, at 10.00 a.m. on the second business day after the day of posting; or (c) if transmitted by facsimile or e-mail, on receipt by the sender of a transmission report showing the successful transmission of the whole of the relevant notice or (if that transmission is not made during normal business hours on a business day) at 9.00 a.m. on the next business day. 14.3 In proving service by hand or by post it shall be sufficient to show that the delivery was made or that the envelope containing the notice was properly addressed, stamped and posted. 15 GENERAL 15.1 Except to the extent provided to the contrary in the SPA, this Agreement constitutes the entire agreement between the parties in relation to the sale, purchase and transfer of the Business and Assets and other matters covered by them and supersedes any previous agreement between the parties in relation to those matters, which shall cease to have any further effect. Notwithstanding anything to the contrary set forth herein, to the extent a patent or latent conflict between the terms of this Agreement and the terms of the SPA arises, the terms of the SPA shall govern to the extent not otherwise prohibited by applicable law. 15.2 Except as set forth in the SPA, the parties acknowledge that the Agreement has not been entered into wholly or partly in reliance on, nor has either party been given, any warranty, statement, promise or representation by the other or on its behalf other than as expressly set out in this Agreement or the SPA. 15.3 Except as set forth in the SPA, each party agrees that the only rights and remedies available to it arising out of or in connection with any warranties, statements, promises or representations 707472.0019/8231680.1 will be for breach of contract and irrevocably and unconditionally waives any right it may have to any claims, rights or remedies which it might otherwise have had in relation to them, including any rights under clauses 6:228 and 6:265 to 6:272 inclusive of the Dutch Civil Code to rescind (ontbinden) and/or annul (vernietigen) or demand in legal proceedings the rescission (ontbinding), and/or annulment (vernietiging) in whole or in part, of this Agreement and any rights under clause 6:230 of the Dutch Civil Code to request in legal proceedings the amendment of this Agreement. 15.4 In the event that a provision of this Agreement is null and void or unenforceable (either in whole or in part), the remainder of this Agreement shall continue to be effective to the extent that, given this Agreement's substance and purpose, such remainder is not inextricably related to the null and void or unenforceable provision. The parties shall negotiate in good faith to reach agreement on a new provision which differs as little as possible from the null and void or unenforceable provision, taking into account the substance and purpose of this Agreement. 15.5 All warranties, conditions, statements, terms and representations not set out in this Agreement or the SPA whether implied by statute or otherwise are excluded to the extent permitted by applicable law. 15.6 Nothing in clauses 15.1 to 15.5 excludes any remedy or liability for fraudulent concealment or fraudulent misrepresentation or any remedy otherwise contemplated under the SPA. 15.7 No purported alteration or variation of this Agreement shall be effective unless it is in writing, refers specifically to this Agreement and is duly executed by each party to this Agreement. 15.8 This Agreement may be executed in any number of counterparts, each of which when executed shall constitute an original of this Agreement, but all the counterparts together constitute the same Agreement. No counterpart shall be effective until each party has duly executed at least one counterpart. 16 APPLICABLE LAW AND SUBMISSION TO JURISDICTION 16.1 This Agreement and any issues, disputes or claims arising out of or in connection with it (whether contractual or non-contractual in nature, including claims in tort, for breach of statute or regulation or otherwise) shall be governed by and construed in accordance with Dutch law; provided, however, that to the extent any provision of the SPA is incorporated herein by reference or otherwise implicated, such provision and its applicability to the subject matter hereof shall be governed in accordance with Section 7.10 of the SPA to the extent not prohibited by applicable law. 16.2 To the extent any provision of the SPA is implicated thereby, and to the extent not otherwise prohibited by applicable law, any disputes or claims arising out of or relating to this Agreement which also relate to the SPA, including claims under clause VI of the SPA, shall be subject to the jurisdictional provisions of Section 7.10 of the SPA, which provide for the exclusive jurisdiction of the federal courts of the United States of America or the courts of the State of Delaware, to which the parties irrevocably submit with respect thereto. All other disputes or claims arising out of or relating to this Agreement which do not implicate the SPA in any manner shall be subject to the non-exclusive jurisdiction of the Courts in Rotterdam, the Netherlands, to which the parties irrevocably submit. 707472.0019/8231680.1

Execution Version EXHIBIT E Form of UK Asset Agreement [see attached]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. Private & Confidential 2703542 Dated October 14, 2020 OCTANE FITNESS UK LIMITED (1) TRUE FITNESS TECHNOLOGY UK LIMITED (1) UK Asset Transfer Agreement Tel +44 (0)370 903 1000 Fax +44 (0)370 904 1099 mail@gowling.com gowlingwlg.com

THIS AGREEMENT is made on October 14, 2020 BETWEEN: (1) OCTANE FITNESS UK LIMITED (registered in England and Wales number 06106451) having its registered office at Alliotts, Friary Court, 13 - 21 High Street, Guildford, Surrey, GU1 3DL (the “Seller”); and (2) TRUE FITNESS TECHNOLOGY UK LIMITED (Company number 12370386) having its registered office at C/O Wilkins Kennedy, Lulworth Close, Chandlers Ford, Hampshire, United Kingdom, SO533TL (the “Buyer”). IT IS AGREED as follows: 1 DEFINITIONS AND INTERPRETATION 1.1 In this Agreement unless the context otherwise requires: “Assets” means the Stock, the Business Records and the Book Debts; "Assumed Liabilities" means those warranty obligations expressly listed in schedule 3; “Book Debts” means the accounts receivable and the benefit of those pre-paid amounts listed in schedule 2; “Business” means that part of the business of the Seller known as "Octane Fitness" being the business of the sale and service of Octane-branded fitness equipment, but excluding products branded as “Nautilus”, “Schwinn”, “Bowflex”, “Universal”, or “Max Trainer” sold, or services sold or provided in connection with such products, as carried on at the Transfer Time; “Business Day” means any day (other than a Saturday or Sunday) on which banks are generally open for business in the City of London for the transaction of normal banking business; “Business Name” means Octane Fitness; “Business Records” means all documents, papers and records (electronic, tangible or intangible) relating to the Stock and the Book Debts; “Completion” means completion of the sale and purchase of the Assets by the performance by the parties of their respective obligations under clause 4;

“Completion Date” means the date of this Agreement; “Consideration” means the assumption of Assumed Liabilities and payment of the Purchase Price as set out in clause 3.1; “Contracts Act” means the Contract (Rights of Third Parties) Act 1999; “Contracts” means all contracts, agreements, licences, orders, arrangements (whether written or oral) relating to the Business entered into by or on behalf of the Seller and which remain to be performed by any party to them in whole or in part at the Transfer Time; “Encumbrance” means any option, trust, power of sale, title retention, pre-emption right, right of first refusal, Security Interest or other restriction, encumbrance, right, claim or interest of any kind, whether legal or equitable (or a legally binding agreement or commitment to create any of them); “Employees” means those persons employed by the Seller and listed in schedule 1; “Excluded Assets” means all property, rights and assets owned by the Seller other than the Assets); “Purchase Price” means £1.00; “Security Interest” means a mortgage, lien, pledge, charge (fixed or floating), assignment by way of security, hypothecation or other security interest (or an agreement or commitment to create any of them); “Stock” means finished goods and parts listed in schedule 2; “Transfer Time” mean the same time at which the Closing occurs pursuant to that certain Stock Purchase Agreement dated of even date herewith ("SPA"), by and between Nautilus, Inc., a Washington corporation which owns all of the equity interests in Seller, and True Fitness Technology, Inc., a Missouri corporation which owns all of the equity interests in Buyer; “VATA” means the Value Added Tax Act 1994; and “VAT Records” means the VAT records relating to the Business. 1.2 In this Agreement unless the context otherwise requires:

(a) references to a clause or schedule are to a clause of, or a schedule to, this Agreement, references to this Agreement include its schedules and references in a schedule or part of a schedule to a paragraph are to a paragraph of that schedule or that part of that schedule; (b) references to this Agreement or any other document or to any specified provision in any of them are to this Agreement, that document or that provision as in force for the time being and as amended from time to time in accordance with their terms or, as the case may be, with the agreement of the relevant parties; (c) words importing the singular include the plural and vice versa, words importing a gender include every gender and references to persons include corporations, partnerships and other unincorporated associations or bodies of persons; (d) the words and phrases “other”, “including” and “in particular” shall not limit the generality of any preceding words or be construed as being limited to the same class as the preceding words where a wider construction is possible; (e) a reference to any enactment shall include: (i) any provision which it has re-enacted (with or without modification) or modified; and (ii) that enactment as re-enacted, replaced or modified from time to time, whether before, on or after the date of this Agreement; but any such changes taking effect after the date of this Agreement shall not impose additional liability or obligation on any of the parties or deprive any of them of any right, in each case under this Agreement; and (f) references to books, records or other information include paper, electronically or magnetically stored data, film, microfilm, and information in any other form and references to “writing” or “written” include faxes and any other method of reproducing words in a legible and non-transitory form (excluding email). 1.3 The contents table and the descriptive headings to clauses, schedules and paragraphs in this Agreement are inserted for convenience only, have no legal effect and shall be ignored in interpreting this Agreement. 2 SALE OF ASSETS 2.1 The Seller shall sell with full title guarantee and free from all Encumbrances and the Buyer shall purchase from the Seller the Business and Assets on the terms and subject to the provisions of this Agreement with a view to carrying on the Business as a going concern in succession to the Seller. 2.2 Title to, and beneficial ownership of, and any risk attaching to the Assets shall pass on Completion. 2.3 The Seller shall not be obliged to complete the sale of any of the Assets unless the purchase of all the Assets is completed simultaneously. 3 CONSIDERATION 3.1 The consideration for the Assets shall be: (a) the payment by the Buyer (or its parent, True Fitness Technology Inc.) to the Seller (or its parent, Nautilus Inc.) of the Purchase Price in cash; and (b) the assumption by the Buyer of the Assumed Liabilities. 4 COMPLETION 4.1 Completion shall take place at the Seller’s registered office (or at such other place as the parties may agree) on the Completion Date when the Seller shall be deemed to have transferred the Assets to the Buyer and the Buyer shall pay the Purchase Price by electronic funds transfer to a bank account notified by the Seller to the Buyer or otherwise in accordance with the funds flow agreed in relation to the SPA. 5 EMPLOYEES [***]

6 VALUE ADDED TAX 6.1 All amounts expressed in this Agreement as being payable by any party are expressed exclusive of any Value Added Tax (“VAT”) which may be chargeable on them and the amount of any VAT shall be payable in addition to those amounts. 6.2 The Buyer and Seller each intend that Section 49 VATA and Article 5 of the Value Added Tax (Special Provisions) Order 1995 (“Article 5”) shall apply to the purchase of the Business and Assets by the Buyer so that the purchase is treated as a transfer of a business (or part of a business) as a going concern and the parties agree to use all their reasonable endeavours to ensure that the sale is treated neither as a supply of goods nor a supply of services and to that intent: (a) the Buyer declares its intention to use the Assets in carrying on the Business and that it will on Completion be registered or be liable to be registered for VAT; (b) the Seller agrees that it will not issue a VAT invoice to the Buyer unless and until a determination has been made by HMRC (as defined below) that VAT is chargeable; and (c) the Buyer and the Seller agree that no application shall be made for the VAT registration number of the Seller to be transferred to the Buyer. 6.3 If the Seller discloses all material facts relating to the sale of the Business and Assets under this Agreement to HM Revenue & Customs (“HMRC”) and HMRC confirm in writing that VAT is chargeable then the Buyer shall pay to the Seller the amount of that VAT 5 Business Days before the last date upon which the Seller will be required to account to HMRC for the VAT in question or, if later, 15 Business Days after delivery by the Seller to the Buyer of a valid VAT invoice in respect of the VAT together with a copy of the confirmation from HMRC and of the document disclosing all material facts to HMRC.

6.4 In the event of any disagreement between the Buyer’s HMRC office and the Seller’s HMRC office as to whether VAT should be chargeable on the sale of the Business and Assets under this Agreement the VAT will not be regarded as properly chargeable for the purposes of this Agreement until agreement on the position has been reached by the relevant offices of HMRC. 6.5 The Seller shall: (a) preserve the VAT Records for such period as may be required by law and during that period the Seller shall permit the Buyer or its agents reasonable access to them to inspect or make copies of them; and (b) on request make available to the Buyer or its agents any information and documents in its control required by the Buyer for the purposes of complying with its obligations in relation to VAT and in particular under Part XV of the Value Added Tax Regulations 1995 (capital goods scheme) in relation to any capital item acquired pursuant to this Agreement. 7 APPORTIONMENTS 7.1 Unless otherwise agreed all outgoings relating to or payable in respect of the Assets up to and including the Transfer Time shall be borne by the Seller and as from the Transfer Time shall be borne by the Buyer. All payments receivable in respect of the Assets up to and including the Transfer Time (other than the Book Debts) shall belong to and be payable to the Seller and as from the Transfer Time shall belong to and be payable to the Buyer. Should any accounts receivable included within the Book Debts properly payable to the Buyer be paid directly to the Seller by a debtor, whether before or after Completion, such amount shall be paid by the Seller to the Buyer promptly following the later to occur of Completion or Seller’s receipt thereof. Should any accounts receivable properly payable to the Seller be paid directly to the Buyer by a debtor, whether before or after Completion, such amount shall be paid by the Buyer to the Seller promptly following the later to occur of Completion or Buyer’s receipt thereof. 8 POST-COMPLETION MATTERS AND FURTHER ASSURANCE 8.1 The Assumed Liabilities shall constitute “Buyer Warranty and Leasing Obligations” as such term is defined in the SPA. With respect to any claims or disputes between the parties arising out of or relating to the Assumed Liabilities, the parties agree that, to the extent not prohibited by applicable law, such claims or disputes shall be subject in all respects to the procedures set forth in Article VI of the SPA. 8.2 The Seller shall at the request and cost of the Buyer execute or, so far as it is able, procure that any relevant third party shall execute all such documents and/or do or, so far as it is able, procure the doing of such acts and things as the Buyer shall after Completion reasonably require in order to give effect to this Agreement and any documents entered into under it and, in particular, to effect the transfer of legal title to the Assets to the Buyer at Completion or as soon as possible after Completion. 8.3 On receiving any notices, correspondence, information, enquiries or orders in relation to the Assets, the Seller shall as soon as reasonably practicable pass them to the Buyer. 8.4 The Buyer shall, for a period of six years from Completion, at the request and cost of the Seller give the Seller and its representatives such reasonable access during business hours to the Business Records which are delivered under this Agreement as the Seller may reasonably require for purposes of fulfilling its legal requirements or asserting its rights under this Agreement or the SPA. 8.5 The Seller shall, for a period of six years from Completion, at the request and cost of the Buyer give the Buyer and its representatives such reasonable access during business hours to those books, accounts, records and returns not transferred under this Agreement but which relate to the Business as the Buyer may reasonably require in connection with its conduct of the Business. 8.6 The Seller shall submit to Companies House a duly passed special resolution of the Seller to change its name to a name which does not include the Business Name and which is not similar to the Business or which can be deemed confusing in relation to the Business Name ultimately within 30 days after the date of Completion. 9 SUCCESSORS, ASSIGNS AND THIRD PARTY RIGHTS 9.1 This Agreement shall be binding on and shall enure for the benefit of the successors in title or interest of each party. 9.2 None of the parties (nor any other person entitled to enforce rights under this Agreement) may assign the benefit of any rights under this Agreement; provided, however, that a party may assign the benefit of its rights under this Agreement in connection with the sale or transfer of all or substantially all of the assets of such party. 9.3 The Contracts Act shall not apply to this Agreement and no person (including any employee, officer, agent, representative or sub-contractor of a party) other than a party to this Agreement has the right (whether under the Contracts Act or otherwise) to enforce any term of this Agreement which expressly or by implication confers a benefit on that person without the express prior agreement in writing of the parties, which agreement must refer to this clause 9.3. 10 NOTICES 10.1 Any notice required to be served or issued under this Agreement must be in writing and may be hand delivered or sent by first class post or registered delivery post to the registered office for the time being of the party to be served or may be sent by facsimile or e-mail of a PDF document (with confirmation of transmission) to the then current facsimile number or e-mail address of the party to be served, and, in each case, shall also be provided in the manner set forth in Section 7.02 of the SPA to the applicable affiliate of the party receiving notice. 10.2 Any notice referred to in clause 10.1 shall be deemed to have been served: (a) if hand delivered, at the time of delivery; (b) if sent by post, at 10.00 a.m. on the second business day after the day of posting; or (c) if transmitted by facsimile or e-mail, on receipt by the sender of a transmission report showing the successful transmission of the whole of the relevant notice or (if that transmission is not made during normal business hours on a business day) at 9.00 a.m. on the next business day. 10.3 In proving service by hand or by post it shall be sufficient to show that the delivery was made or that the envelope containing the notice was properly addressed, stamped and posted. 11 GENERAL 11.1 Except to the extent provided to the contrary in the SPA, this Agreement constitutes the entire agreement between the parties in relation to the sale and purchase of the Business and Assets and other matters covered by them and supersedes any previous agreement between the parties in relation to those matters, which shall cease to have any further effect. Notwithstanding anything to the contrary set forth herein, to the extent a patent or latent conflict between the terms of this Agreement and the terms of the SPA arises, the terms of the SPA shall govern to the extent not otherwise prohibited by applicable law. 11.2 Except as set forth in the SPA, the parties acknowledge that the Agreement has not been entered into wholly or partly in reliance on, nor has either party been given, any warranty, statement, promise or representation by the other or on its behalf other than as expressly set out in this Agreement or the SPA. 11.3 Except as set forth in the SPA, each party agrees that the only rights and remedies available to it arising out of or in connection with any warranties, statements, promises or representations will be for breach of contract and irrevocably and unconditionally waives any right it may have to any claims, rights or remedies including any right to rescind this Agreement which it might otherwise have had in relation to them. 11.4 All warranties, conditions, statements, terms and representations not set out in this Agreement or the SPA, whether implied by statute or otherwise, are excluded to the extent permitted by law.

11.5 Nothing in clauses 11.1 to 11.4 excludes any remedy or liability for fraudulent concealment or fraudulent misrepresentation or any remedy otherwise contemplated under the SPA. 11.6 No purported alteration or variation of this Agreement shall be effective unless it is in writing, refers specifically to this Agreement and is duly executed by each party to this Agreement. 11.7 This Agreement may be executed in any number of counterparts, each of which when executed shall constitute an original of this Agreement, but all the counterparts together constitute the same Agreement. No counterpart shall be effective until each party has duly executed at least one counterpart. 12 APPLICABLE LAW AND SUBMISSION TO JURISDICTION 12.1 This Agreement and any issues, disputes or claims arising out of or in connection with it (whether contractual or non-contractual in nature, including claims in tort, for breach of statute or regulation or otherwise) shall be governed by and construed in accordance with English law; provided, however, that to the extent any provision of the SPA is incorporated herein by reference or otherwise implicated, such provision and its applicability to the subject matter hereof shall be governed in accordance with Section 7.10 of the SPA to the extent not prohibited by applicable law. 12.2 To the extent any provision of the SPA is implicated thereby, and to the extent not otherwise prohibited by applicable law, any disputes or claims arising out of or relating to this Agreement which also relate to the SPA, including claims under Article VI of the SPA, shall be subject to the jurisdictional provisions of Section 7.10 of the SPA, which provide for the exclusive jurisdiction of the federal courts of the United States of America or the courts of the State of Delaware, to which the parties irrevocably submit with respect thereto. All other disputes or claims arising out of or relating to this Agreement which do not implicate the SPA in any manner shall be subject to the non-exclusive jurisdiction of the English Courts, to which the parties irrevocably submit. 13 DELIVERY OF AGREEMENT 13.1 The parties do not intend this Agreement to be delivered by, or to become legally binding on, any of them until the date of this Agreement is written at its head, notwithstanding that one or more of them may have executed this Agreement prior to that date being inserted. IN WITNESS of the above the parties have executed this Agreement on the date written at the head of this Agreement.